                                     CERTAIN INFORMATION IN THIS EXHIBIT HAS
                                     BEEN OMITTED AND FILED SEPARATELY WITH THE
                                     SECURITIES AND EXCHANGE COMMISSION PURSUANT
                                     TO A REQUEST FOR CONFIDENTIAL TREATMENT
                                     FILED WITH THE SEC AND HAS BEEN MARKED BY
                                     AN ASTERISK [*]

  AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF GRANT TANI BARASH & ALTMAN, LLC DATED AS OF OCTOBER 1, 2004 AMONG GRANT, TANI, BARASH & ALTMAN, INC., GTBA HOLDINGS, INC., WARREN GRANT, JANE TANI, COREY BARASH, AND HOWARD
                                     ALTMAN

                                  EXHIBIT 10.63

                                     CERTAIN INFORMATION IN THIS EXHIBIT HAS
                                     BEEN OMITTED AND FILED SEPARATELY WITH THE
                                     SECURITIES AND EXCHANGE COMMISSION PURSUANT
                                     TO A REQUEST FOR CONFIDENTIAL TREATMENT
                                     FILED WITH THE SEC AND HAS BEEN MARKED BY
                                     AN ASTERISK [*]

================================================================================

                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                         GRANT TANI BARASH & ALTMAN, LLC

                              DATED October 1, 2004

================================================================================

                                TABLE OF CONTENTS

                                                                                                                  Page
ARTICLE 1              DEFINED TERMS.........................................................................       2

ARTICLE 2              GENERAL PROVISIONS....................................................................      13
         Section 2.1.  Formation, Name and Continuation......................................................      13
         Section 2.2.  Term..................................................................................      13
         Section 2.3.  Registered Agent and Office; Principal Place of Business..............................      13
         Section 2.4.  Fiscal Year...........................................................................      14

ARTICLE 3              PURPOSE AND POWERS OF THE LLC.........................................................      14
         Section 3.1.  Purpose...............................................................................      14
         Section 3.2.  Powers of the LLC.....................................................................      14

ARTICLE 4              MEMBERS...............................................................................      14
         Section 4.1.  Voting................................................................................      14
         Section 4.2.  Meetings of Members...................................................................      14
         Section 4.3.  Quorum................................................................................      14
         Section 4.4.  Action by Consent.....................................................................      15
         Section 4.5.  Telephonic Meetings...................................................................      15
         Section 4.6.  Non-Voting Members....................................................................      15

ARTICLE 5              MANAGERS AND OFFICERS.................................................................      15
         Section 5.1.  Managers..............................................................................      15
         Section 5.2.  Designated Managers...................................................................      16
         Section 5.3.  Resignation or Removal of a Manager...................................................      16
         Section 5.4.  Vacancies.............................................................................      16
         Section 5.5.  Meetings..............................................................................      16
         Section 5.6.  Quorum................................................................................      17
         Section 5.7.  Action by Consent.....................................................................      17
         Section 5.8.  Telephonic Meetings...................................................................      17
         Section 5.9.  Managers as Agents; Limitation on Power of Members....................................      17
         Section 5.10. Duty of Managers......................................................................      17
         Section 5.11. Officers..............................................................................      17
         Section 5.12. Approval of Annual Budget.............................................................      18
         Section 5.13. Powers of the Board; Powers of Officers...............................................      18
         Section 5.14. Reimbursement.........................................................................      19

ARTICLE 6              CAPITAL CONTRIBUTIONS, CAPITAL ACCOUNTS, DISTRIBUTIONS AND ALLOCATIONS................      20
         Section 6.1.  Capital Contributions.................................................................      20
         Section 6.2.  Capital Accounts......................................................................      20
         Section 6.3.  Distributions of Cash.................................................................      20

                                                                                                                  Page
         Section 6.4.  Allocations of Profits and Losses for Tax Purposes....................................      21
         Section 6.5.  Special Allocations...................................................................      22
         Section 6.6.  Allocations under Code Section 704(c).................................................      22
         Section 6.7.  Transfer of LLC Interests.............................................................      23

ARTICLE 7              TRANSFER OF LLC INTERESTS, PUT AND CALL OPTIONS, CHANGE OF CONTROL AND ADMISSION OF
ADDITIONAL MEMBERS     ......................................................................................      23
         Section 7.1.  Assignability of Interests............................................................      23
         Section 7.2.  Put Options...........................................................................      23
         Section 7.3.  Call Options..........................................................................      26
         Section 7.4.  Right of First Refusal................................................................      29
         Section 7.6.  Substitute Members....................................................................      31
         Section 7.7.  Recognition of Transfer by LLC........................................................      32
         Section 7.8.  Order of Puts and Calls and Right of First Refusal....................................      32
         Section 7.9.  Indemnification.......................................................................      32
         Section 7.10. Issuance of Additional LLC Interests..................................................      32
         Section 7.11. Assignment of Holdings' Rights and Obligations........................................      32

ARTICLE 8              BOOKS AND RECORDS.....................................................................      33
         Section 8.1.  Books, Records and Financial Statements...............................................      33
         Section 8.2.  Accounting Method.....................................................................      33
         Section 8.3.  LLC's Independent Accounting Firm.....................................................      33

ARTICLE 9              TAX MATTERS...........................................................................      34
         Section 9.1.  Tax Matters Member....................................................................      34
         Section 9.2.  Right to Make Tax Elections; Tax Classification.......................................      34

ARTICLE 10             LIABILITY, EXCULPATION AND INDEMNIFICATION............................................      35
         Section 10.1. Liability.............................................................................      35
         Section 10.2. Exculpation...........................................................................      35
         Section 10.3. Indemnification.......................................................................      35
         Section 10.4. Expenses..............................................................................      36

ARTICLE 11             NON-COMPETITION; CONFIDENTIALITY......................................................      36
         Section 11.1. Confidential Information..............................................................      36
         Section 11.2. Non-Competition.......................................................................      38
         Section 11.3. Non-Solicitation......................................................................      39
         Section 11.4. Specific Performance..................................................................      39

ARTICLE 12             CERTAIN COVENANTS.....................................................................      40
         Section 12.1. Compliance with Laws; Maintenance.....................................................      40
         Section 12.2. Business Arrangements.................................................................      41
         Section 12.3. Client Agreements.....................................................................      41

                                                                                                                  Page
ARTICLE 13             DISSOLUTION, LIQUIDATION AND TERMINATION..............................................      41
         Section 13.1. No Dissolution........................................................................      41
         Section 13.2. Events Causing Dissolution............................................................      41
         Section 13.3. Notice of Dissolution.................................................................      42
         Section 13.4. Liquidation...........................................................................      42
         Section 13.5. Termination...........................................................................      43
         Section 13.6. Claims of the Members.................................................................      43

ARTICLE 14             REPRESENTATIONS AND WARRANTIES........................................................      43
         Section 14.1. Representations and Warranties of Natural Person Principals...........................      43
         Section 14.2. Representations and Warranties of Grant Tani and Holdings.............................      43
         Section 14.3. Representations and Warranties of All Members.........................................      44

ARTICLE 15             MISCELLANEOUS.........................................................................      44
         Section 15.1. Amendments............................................................................      44
         Section 15.2. Power of Attorney.....................................................................      44
         Section 15.3. Notices...............................................................................      45
         Section 15.4. Waivers...............................................................................      47
         Section 15.5. Binding Effect........................................................................      47
         Section 15.6. Severability..........................................................................      47
         Section 15.7. Counterparts..........................................................................      47
         Section 15.8. Governing Law.........................................................................      47
         Section 15.9. Captions..............................................................................      47
         Section 15.10.Gender................................................................................      47
         Section 15.11.Third Party Beneficiaries.............................................................      48
         Section 15.12.Remedies Cumulative...................................................................      48
         Section 15.13.Integration...........................................................................      48

Schedule 1           Capital Contributions, Membership Points and LLC Interests
Schedule 1(uuu)      Pro Forma Financial Statements and Valuation Examples
Schedule 5.1         Bonus Plan
Schedule 5.11        LLC Officers

Exhibit A            Form of Put Notice
Exhibit B            Form of First Refusal Notice
Exhibit C            Form of Call Notice
Exhibit D            Form of Client Agreement

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                         GRANT TANI BARASH & ALTMAN, LLC

      This Amended and Restated Limited Liability Company Agreement (the "Agreement") of Grant Tani Barash & Altman, LLC (the "LLC") is dated as of October 1, 2004, among GRANT, TANI, BARASH & ALTMAN, INC., a California corporation ("Grant Tani"), GTBA HOLDINGS, INC., a Delaware corporation ("Holdings"), Warren Grant ("Grant" or the "Second Member"), JANE TANI ("Tani"), COREY BARASH ("Barash") and HOWARD ALTMAN ("Altman"). This Agreement amends and restates in its entirety the LLC's Operating Agreement dated as of March 10, 2004, previously executed by Grant Tani and the Second Member (the "Original LLC Agreement").

                                   BACKGROUND

      A. The Principals own all of the outstanding shares of capital stock of Grant Tani.

      B. The LLC has heretofore been formed as a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. Sections 18-101 et seq., as amended from time to time (the "Delaware Act"), by filing a Certificate of Formation of the LLC with the Office of the Secretary of State of Delaware on February 24, 2004 (the "Certificate").

      C. Both Grant Tani and the Second Member contributed certain assets to the LLC and then executed the Original LLC Agreement.

      D. Pursuant to an Assignment and Assumption Agreement dated October 1, 2004, prior to the transactions contemplated by the Limited Liability Company Interest Purchase Agreement (as that term is hereinafter defined) Grant Tani contributed all of its assets, including the goodwill of its business (excluding any right of Grant Tani to receive a reversion of surplus assets from the Grant, Tani, Barash & Altman, Inc. Defined Benefit Plan), to the LLC (which assumed all of Grant Tani's liabilities, except those liabilities relating to the Grant, Tani, Barash & Altman, Inc. Defined Benefit Plan and/or the Grant, Tani, Barash & Altman, Inc. 401(k) Plan) in exchange for which the LLC issued Grant Tani an LLC Interest consisting of 99.99 Membership Points (as that term is hereinafter defined).

      E. After the execution of the Assignment and Assumption Agreement, Grant Tani, the Principals and Holdings consummated Closing (as that term is hereinafter defined) under the Limited Liability Company Interest Purchase Agreement, pursuant to which Holdings purchased from Grant Tani an LLC Interest consisting of 90 Membership Points.

      F. The parties desire to amend and restate the Original LLC Agreement in its entirety and to operate the LLC as a limited liability company under the Delaware Act on the terms and conditions herein.

      NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE 1

                                  DEFINED TERMS

      Unless the context otherwise requires, the terms defined in this Article 1 shall, for the purposes hereof, have the following meanings:

      a. "Accounting Period" means each Fiscal Year and each other period (1) beginning on the first Business Day following a day on which a Member (i) is admitted to the LLC, (ii) completely withdraws from the LLC, (iii) makes a capital contribution to the LLC, (iv) withdraws a portion of his or her Capital Account balance or (v) increases or decreases his or her Membership Points and
(2) ending on the earliest thereafter to occur of December 31 or a Business Day on which any of the events in clauses (i)-(v) above occurs.

      b. "Affiliate" means, with respect to any Person: (1) any other Person directly or indirectly owning, controlling or holding with the power to vote 25% or more of the outstanding voting securities of that Person; (2) any Person directly or indirectly controlling, controlled by or under common control with that Person; (3) any officer, director or partner of that Person; and (4) if the Person is an officer, director or partner, any company for which that Person acts in that capacity. The term "control" means the possession, directly or indirectly, of the power, whether or not exercised, to direct or cause the direction or management or policies of any Person, whether through ownership of voting securities or otherwise.

      c. "Board" means the LLC's Board of Managers selected in accordance with, and with the power and authority set forth in, Article 5.

      d. "Business Day" means a day Wilmington Trust Company is open for business.

      e. "Call" has the meaning assigned to that term in Section 7.3(a).

      f. "Call Notice" has the meaning assigned to that term in Section 7.3(a).

      g. "Capital Account" means, with respect to any Member, the capital account established and maintained for that Member on the LLC's books in accordance with Section 1.704-1(b)(2)(iv) of the Treasury Regulations.

      h. "Carrying Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

            (1) The initial Carrying Value of an asset a Member contributes to the LLC shall be the Fair Market Value of that asset, as determined by the contributing Member and the Board;

            (2) The Carrying Value of all of the LLC's assets shall be adjusted to equal their respective Fair Market Values, as determined by the Board, as of the following times: (a) the acquisition of an additional LLC Interest by any new or existing Member; (b) the distribution by the LLC to a Member of property as consideration for an LLC Interest; and (c) the liquidation of the LLC within the meaning of Section 1.704-(b)(2)(ii)(g) of the Treasury Regulations; provided that adjustments pursuant to clauses (a) and (b) above shall be made only if the Board reasonably determines that those adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the LLC;

            (3) The Carrying Value of any asset the LLC distributes to any Member shall be the Fair Market Value of that asset on the date of distribution; and

            (4) The Carrying Value of the LLC's assets shall be increased or decreased to reflect any adjustments to the adjusted bases of those assets pursuant to Code Section 734(b) or Code Section 743(b), but only (a) if an election under Code Section 754 is in effect and (b) to the extent those adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Treasury Regulations; provided that Carrying Values shall not be adjusted pursuant to this clause (4) to the extent the Board determines that an adjustment pursuant to clause (2) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (4). If the Carrying Value of an asset has been determined or adjusted pursuant to clause (1), (2) or (4) hereof, that Carrying Value shall thereafter be adjusted by the Depreciation taken into account with respect to those assets for purposes of computing Profits and Losses.

      i. "Cause," with respect to a Person, means any of the events set forth below, provided that a Person shall have 20 days after written notice of any such event to cure such an event that is curable:

            (1) A breach of any material provision of Article 11 hereof;

            (2) The failure of a Person to perform substantially that Person's duties with the LLC or the Management Company other than any such failure resulting from incapacity due to physical or mental illness;

            (3) The engaging by a Person in illegal conduct, dishonest conduct, conduct that is a breach of that Person's fiduciary duty or gross misconduct; or

            (4) Any disqualification, suspension or revocation of any applicable registration or license of a Person as a result of a final, non-appealable proceeding by the California State Board of Accountancy, any other state accounting board, the U.S. Securities and Exchange Commission, any state securities commission or any self-regulatory authority or court with jurisdiction over the LLC or the Management Company.

      j. "Certificate" has the meaning assigned to that term in Recital B hereto.

      k. "Change of Control" means (1) the acquisition by any Person or group of Persons of beneficial ownership (as the term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 25% or more of the outstanding capital stock of Holdings or Wilmington Trust Corporation, a Delaware corporation that owns all of Holdings' outstanding shares of capital stock ("WTC"), entitled to vote for the election of directors ("Voting Shares");
(2) the acquisition by any Person or any group of Persons (other than Holdings, WTC or any of their respective Affiliates) of 50% or more of the Membership Points in the LLC owned by Holdings or any of its Affiliates immediately prior to such acquisition; (3) the merger or consolidation of WTC with one or more other Persons as a result of which the holders of the outstanding Voting Shares of WTC immediately before the merger or consolidation hold less than 50% of the Voting Shares of the surviving or resulting Person; (4) the merger or consolidation of the LLC with one or more other Persons (other than Holdings or WTC or one or more of their respective Affiliates) as a result of which the holders of the outstanding Membership Points immediately before the merger or consolidation hold less than 50% of the total outstanding Membership Points (or equivalent) of the surviving or resulting Person; (5) the transfer of all or substantially all of Holdings', WTC's or the LLC's assets, other than to an Affiliate of Holdings or WTC; or (6) a proxy contest for the election of directors of WTC that results in Persons constituting the Board of Directors of WTC immediately before the initiation of that proxy contest ceasing to be a majority of the Board of Directors of WTC upon the conclusion of that proxy contest; provided that neither (x) any transfer of the capital stock or assets of Holdings or WTC to, or the merger or consolidation of Holdings or WTC with or into, (A) an entity that both prior to and also after that transfer, merger or consolidation had been and will be consolidated with Holdings or WTC for federal income tax purposes or (B) any newly formed, wholly owned subsidiary of Holdings or WTC that will be consolidated with Holdings or WTC for federal income tax purposes, nor (y) a transfer of LLC Interests by one or more Principals to one or more Permitted Transferees shall be deemed to be a Change of Control for purposes hereof.

      l. "Client" means, at any time, any Person who is at that time a customer or client of the LLC or a Subsidiary (either directly or by participating as a partner, member, shareholder or other equity holder of a Person to which the LLC or a Subsidiary provides business management services, including, without limitation, bookkeeping, cash flow management, budgeting, tax planning, insurance consultation and/or investment planning).

      m. "Closing" has the meaning assigned to that term in the Limited Liability Company Interest Purchase Agreement.

      n. "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted hereafter. A reference to a specific section of the Code refers to that section as well as any corresponding provision of any federal tax statute enacted hereafter, as that section is in effect on the date of application of the provisions hereof containing that reference.

      o. "Confidential Information" has the meaning assigned to that term in
Section 11.1(b).

      p. "Depreciation" means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for that Fiscal Year or other period, except that, if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of that Fiscal Year or other period, Depreciation shall be an amount that bears the same ratio to that beginning Carrying Value as the federal income tax depreciation, amortization or other cost recovery deduction for that Fiscal Year or other period bears to that beginning adjusted tax basis; provided that, if the federal income tax depreciation, amortization or other cost recovery deduction for that year is zero, Depreciation shall be determined with reference to that beginning Carrying Value using any reasonable method the Board selects.

      q. "Derivative Share" means the portion of the outstanding LLC Interests of the LLC represented by the indirect, pecuniary interest of a shareholder of Grant Tani in Grant Tani LLC's Interest, which shall be determined, at any time, in accordance with the following formula:

      Derivative      Grant Tani's           The percentage of the
      Share       =   LLC Interest in   x    outstanding shares of
                      the LLC                Grant Tani held by
                                             that individual

      r. "Disability" has the meaning set forth in a policy or policies of disability insurance, if any, the LLC or the Management Company obtains for the benefit of itself and/or its employees. If there is no definition of "disability" applicable under any such policy or policies, then a Person shall be considered "Disabled" upon the first to occur of: (1) that Person's being adjudged incompetent by a court of competent jurisdiction; (2) that Person's being determined to be physically or mentally incapable of performing the essential functions of his or her job for a period of 180 days in any 12-month period, in the opinion of a licensed medical doctor acceptable to the LLC or the Management Company; or (3) that Person's being certified as permanently disabled under the provisions of the Social Security Act, as amended from time to time.

      s. "Election Period" has the meaning assigned to that term in Section 7.4(a).

      t. "Employment Agreement" means an employment agreement between the Management Company and a Principal as in effect from time to time.

      u. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      v. "Fair Market Value" means the amount for which an asset could be sold in an arms'-length transaction by one who desires to sell, but is not under any urgent requirement to sell, to a buyer who desires to buy, but is under no urgent necessity to buy, when both have a reasonable knowledge of the facts.

      w. "Family" means any member of a Person's immediate family, as defined in Rule 16a-1 of the Exchange Act, and all aunts, uncles, nieces, nephews and first and second cousins of that Person.

      x. "Final Election Period" has the meaning assigned to that term in
Section 7.4(a).

      y. "First Refusal Notice" has the meaning assigned to that term in Section 7.2(d).

      z. "Fiscal Year" has the meaning assigned to that term in Section 2.4.

      aa. "Free Cash Flow" means, for any Accounting Period, (1) the Profits (determined without deduction of any Depreciation) for that period, excluding Profits resulting from or in connection with any Realization Event, less (2) all distributions during that period pursuant to Section 6.3(b). In no event shall Free Cash Flow for any Accounting Period be less than the LLC's consolidated revenues for that period (excluding cash generated by or in connection with any Realization Event) plus cash previously set aside as reserves for contingencies, working capital, debt service, taxes, insurance and/or other costs and expenses in connection with the LLC's business that the Board reasonably determines in good faith is no longer needed for the LLC's business, less the sum of (A) all cash expenditures the LLC made during that period (including operating expenses, principal and interest payments on any indebtedness of the LLC and lease payments on capitalized leases) and (B) funds the Board has reasonably determined in good faith to set aside during that period as such reserves.

      bb. "GAAP" means U.S. generally accepted accounting principles consistently applied with prior periods.

      cc. "Good Reason" means, with respect to any Principal employed by the LLC or the Management Company:

            (1) a reduction by the LLC or the Management Company in that Principal's title or salary as the foregoing is in effect on the date hereof;

            (2) the LLC's or the Management Company's requiring that Principal, without his or her consent, to be based at any office or location more than 25 miles outside the Los Angeles, California Metropolitan Statistical Area;

            (3) without the written consent of a Principal, the assignment to that Principal of duties inconsistent in any material respect with that Principal's position, authority, duties or responsibilities as in effect on the effective date of that Principal's employment by the LLC or the

      Management Company, or any other action by the LLC or the Management Company, which assignment, in each instance, results in a material diminution in that position, authority, duties or responsibilities; or

            (4) the material breach by the Management Company of that Principal's Employment Agreement.

      Good Reason shall not include a Principal's death or Disability. The LLC or the Management Company shall have an opportunity to cure any claimed event of Good Reason within 30 days of notice from the Principal.

      dd. "Grant Tani Entities" means the LLC, Grant Tani, the Management Company and any Subsidiary (present or future) of any of the foregoing, and the term "Grant Tani Entity" means any one of the foregoing Grant Tani Entities.

      ee. "Holdings Change of Control Purchase Price" means an amount equal to the sum of (1) the Valuation multiplied by a fraction, the numerator of which is the number of Membership Points held by Holdlings and its Permitted Transferees and the denominator of which is the number of Membership Points outstanding on the Purchase Closing Date, less (2) what the Principals who exercise their right under Section 7.5(b) would have received under Section 3.1(b) of the Limited Liability Company Interest Purchase Agreement had only such Persons elected to receive an accelerated payment under those sections. The Holdings Change of Control Purchase Price shall be calculated by using the Valuation as of the end of the year immediately prior to the exercise of the rights described in Section 7.5(b).

      ff. "Initial Principal" means Grant, Tani, Barash or Altman.

      gg. "Limited Liability Company Interest Purchase Agreement" means the Limited Liability Company Interest Purchase Agreement dated as of April 2, 2004 among Grant Tani, Grant, Tani, Barash, Altman and Holdings, as it may be amended from time to time.

      hh. "Liquidating Trustee" has the meaning assigned to that term in Section 13.3.

      ii. "LLC Interest" means a beneficial interest in the LLC, consisting of an interest in Profits (i.e., an interest representing a claim to a portion of (i) Profits earned by the LLC after issuance of that LLC Interest, (ii) Free Cash Flow thereafter and (iii) under certain circumstances, distributions on the LLC's liquidation, all based on the interestholder's Membership Points) and in the LLC's capital (reflected by the interestholder's Capital Account balance).

      jj. "LLC Value" means the Valuation for the last completed Fiscal Year prior to the event giving rise to the calculation of LLC Value.

      kk. "Majority Vote" means (i) with respect to the Members, the written approval of, or the affirmative vote by, a majority in interest of the Members determined with reference to their Membership Points set forth on Schedule 1 hereto, and (ii) with respect to the Principals, the written approval of, or the affirmative vote by, a majority in interest of the Principals determined with reference to their Membership Points set forth therein. For purposes of determining a Majority Vote, Membership Points owned by Non-Voting Members are not voted and are not counted in the calculation of the total Membership Points outstanding or the Membership Points held by the Principals for purposes of such vote.

      ll. "Management Company" means Grant, Tani, Barash & Altman Management, Inc., a Delaware corporation owned directly or indirectly by Holdings.

      mm. "Management Operating Agreement" means the management operating agreement dated the date hereof between the LLC and the Management Company.

      nn. "Manager" means a member of the Board.

      oo. "Members" means the Persons listed on Schedule 1 hereto and any additional Persons admitted as Members pursuant to the terms of this Agreement.

      pp. "Membership Points" means, as of any date, with respect to a Member, the number of Membership Points set forth opposite that Member's name on
Schedule 1 hereto, as adjusted from time to time pursuant hereto and as in effect on that date.

      qq. "Metropolitan Statistical Area" of a city means that city's metropolitan statistical area as defined by the United States Office of Management and Budget.

      rr. "Non-Voting Member" means a Member owning an LLC Interest but, pursuant to Section 4.6, not having the right to vote his or its Membership Points.

      ss. "Note" has the meaning assigned to that term in Section 7.3(c).

      tt. "Offer" has the meaning assigned to that term in Section 7.4(a).

      uu. "Offered Membership Points" has the meaning assigned to that term in
Section 7.4(a).

      vv. "Offer Notice" has the meaning assigned to that term in Section
7.4(a).

      ww. "Officer" has the meaning assigned to that term in Section 5.11.

      xx. "Original LLC Agreement" has the meaning assigned to that term in the Preamble hereto.

      yy. "Other Principals" has the meaning assigned to that term in Section 7.2(b).

      zz. "Permitted Transferee" means Holdings and any other Person consolidated with Holdings for federal income tax purposes and, with respect to any natural person, the parents, siblings, spouse, children (by birth or adoption) or spouses of children of that person (in any such case who are age 21 or over) and any trust, partnership, limited partnership, limited liability partnership or limited liability company created by or for one or more of the aforementioned individuals (including those who are under age 21) of which a Principal is the voting trustee, general partner, managing member or otherwise possesses the power to vote the LLC Interest held by that entity.

      aaa. "Person" means any individual, partnership, limited liability company, corporation, association, trust, joint venture or governmental, business or other entity.

      bbb. "Pre-Tax Net Income" means the LLC's pre-tax net income calculated in accordance with GAAP, except that only [*]% of revenues generated from clients directly referred to the LLC by a staff member of WTC or any of its Affiliates shall be included in calculating Pre-Tax Net Income (which amount in the case of a dispute shall be determined by the Board).

      ccc. "Principals" means Grant, Tani, Barash, Altman and other employees of the LLC or the Management Company subsequently admitted to the LLC as Members in accordance herewith, and the term "Principal" means any one of the foregoing Principals.

      ddd. "Profits" and "Losses," for each Fiscal Year or Accounting Period mean an amount equal to the LLC's taxable income or loss, respectively, for that year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), but computed with the following adjustments:

            (1) Any income of the LLC exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to that taxable income or loss;

            (2) Any expenditures of the LLC described in Code Section 705(a)(2)(B) or treated as such expenditures pursuant to Section 1.704-1(b)(2)(iv)(i) of the Treasury Regulations, and not otherwise taken into account in computing Profits and Losses, shall be subtracted from that taxable income or loss;

            (3) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Carrying Value of that property, notwithstanding that its adjusted tax basis differs from its Carrying Value;

            (4) In lieu of depreciation, amortization and other cost recovery deductions otherwise taken into account in computing taxable income or loss, there shall be taken into account Depreciation; and

            (5) Notwithstanding any other provisions of this definition, any items that are specially allocated pursuant to Section 6.5 or that result from an adjustment to basis of one or more Members pursuant to Code Section 734(b) or 743(b) shall not be taken into account in computing Profits or Losses.

      eee. "Purchase Closing Date" means the date upon which LLC Interests are purchased and paid for pursuant to Article 7 hereof.

      fff. "Purchase Price" means, in the case of a purchase of an LLC Interest from a Principal or his or her Permitted Transferees or from Grant Tani (in the case of a purchase of the Derivative Share attributable to that Principal as a shareholder of Grant Tani), an amount equal to (a) the LLC Value multiplied by
(b) a fraction, the numerator of which is the number of Membership Points associated with the LLC Interest to be purchased and the denominator of which is the number of all Membership Points outstanding on the related Purchase Closing Date. The Purchase Price shall be calculated by using the LLC Value as of the end of the Fiscal Year immediately prior to the exercise of the Put or the event giving rise to the Call.

      ggg. "Purchaser" has the meaning assigned to that term in Section 7.4(c).

      hhh. "Put" has the meaning assigned to that term in Section 7.2(b).

      iii. "Put Notice" has the meaning assigned to that term in Section 7.2(d).

      jjj. "Realization Event" means (1) any sale of all or substantially all of the LLC's assets, (2) any merger or consolidation of the LLC with or into another entity or, unless otherwise approved by the Board, of another entity with or into the LLC or (3) any dissolution or winding up of the LLC.

      kkk. "Remaining Principals" has the meaning assigned to that term in
Section 7.4(a).

      lll. "Restricted Area" has the meaning assigned to that term in Section 11.2.

      mmm. "Restricted Period" has the meaning assigned to that term in Section 11.2.

      nnn. "Retirement" with respect to a natural person Principal means when that Principal reaches age 65; provided that Retirement shall not occur with respect to a Principal who continues to work for the LLC or the Management Company after reaching age 65 unless the Board notifies him or her that it objects to his or her continued participation in the LLC and the Management Company. Retirement with respect to a Principal who continues to participate in the LLC and the Management Company after reaching that age shall occur upon the earlier of (1) notification from the Board that it objects to that Principal's continued participation or (2) the voluntary cessation of the Principal's employment by the LLC and the Management Company.

      ooo. "Second Member" has the meaning assigned to that term in the Preamble hereto.

      ppp. "Subsidiary" or "Subsidiaries" means any corporation, partnership or other organization, whether incorporated or unincorporated, of which more than twenty-five percent

(25%) of either the equity interests in, or the voting control of, that corporation, partnership or other organization is beneficially owned by a Person, directly or indirectly, through Subsidiaries or otherwise, or of which a Person serves as the general partner or managing member.

      qqq. "Tax Matters Member" has the meaning assigned to that term in Section 9.1(a).

      rrr. "Term," with respect to a Principal, has the meaning assigned to that term in that Principal's Employment Agreement.

      sss. "Transfer" has the meaning assigned to that term in Section 7.1(a).

      ttt. "Treasury Regulations" means the income tax regulations, including temporary regulations, promulgated under the Code, as those regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

      uuu. The "Valuation" will be based on a formula that weights the LLC's gross revenue and Pre-Tax Net Income at $[*] and applies a multiple based on the annual compound growth rate of each from the amounts reflected on Grant Tani's pro forma financial statements for the year ended December 31, 2003, which are attached hereto as part of Schedule 1(uuu). For all purposes in calculating the Valuation, Grant Tani's gross revenues for the year ended December 31, 2003 shall be deemed to be $[*] and its pre-tax net income for the year ended December 31, 2003 shall be deemed to be $[*]. The gross revenue multiple will be between [*] and [*] based on a range of annual compound growth rate of revenues. The Pre-Tax Net Income multiple will be between [*] and [*], based on a range of annual compound growth rates of Pre-Tax Net Income. The multiples will be determined by calculating the annual compound growth rates of the LLC's gross revenues and Pre-Tax Net Income according to the following formula:

                                                                                 Pre-Tax Net
Annual Compound Growth                   Gross Revenue Multiple                 Income Multiple
----------------------                   ----------------------                 ---------------
      [*] or less                                 [*]                                 [*]
      [*]                                         [*]                                 [*]
      [*]                                         [*]                                 [*]
      [*]                                         [*]                                 [*]
      [*] or greater                              [*]                                 [*]

Annual compound growth in revenues or Pre-Tax Net Income between [*]and [*] shall be interpolated proportionately.

      The Valuation will be determined for each calendar year in accordance with GAAP and the accounting principles and practices historically used by Grant Tani in preparing the Financial Statements, provided that the following items will be excluded: (1) extraordinary, non-recurring items of revenue (including any fees received for services previously provided to Burger Business, LLC) and expense; and (2)[*]. For purposes of determining the Valuation, expenses of the LLC do not include the cost of support services generally available from WTC, but do include the cost of the benefits described in Section 7.1 of the Limited Liability Company Interest Purchase Agreement and the costs and fees paid the Management Company under the Management Operating Agreement. For years after 2003, the Valuation will be calculated by reference to the LLC's financial statements prepared in accordance with GAAP and separately audited by an independent accounting firm selected by the Principals and acceptable to Holdings, which acceptance will not be unreasonably withheld, and such other books and records as are sufficient to identify the items in the proviso in the preceding sentence.

      The following is a sample calculation of the Valuation at the end of the second calendar year following Closing assuming annual compound growth of revenues of [*] and annual compound growth of Pre-Tax Net Income of [*]:

      Gross Revenue = $[*]
      Interpolated gross revenue multiple = [*]
      Valuation based on gross revenue = $[*]

      Pre-Tax Net Income = $[*]
      Interpolated Pre-Tax Net Income multiple = [*]
      Valuation based on Pre-Tax Net Income = $[*]

      Earnout valuation = [*] * $[*] +
                          [*] * $[*]
                        = $[*]

      Earnout payment   = [*] * $[*]
                        = $[*]

Included in Schedule 1(uuu) are additional examples of computations related to the Valuation.

      Notwithstanding the foregoing or anything to the contrary herein, for purposes of determining the Valuation, for any period beginning after January 1, 2004 until Closing, Grant Tani's financial statements, prepared on an accrual basis in accordance with GAAP (including, without limitation, an appropriate accrual for the Bonus Plan that is Schedule 5.1 to this Agreement) and separately audited by an independent accounting firm selected by the Principals and acceptable to Holdings (which acceptance shall not be unreasonably withheld), and such other books and records as are sufficient to identify the items in the proviso in the first sentence of the third paragraph of this
Section 1(uuu) for Grant Tani, shall be used in place of the LLC's financial statements.

      vvv. "Voting Members" means all Members, other than Non-Voting Members.

      www. "WTC" has the meaning assigned to that term in Section 1(k).

      xxx. "WTC Clients" means investment management, custody and personal trust clients of WTC or any of its Affiliates. For this purpose, the LLC and its Subsidiaries are not considered to be Affiliates of WTC.

                                    ARTICLE 2

                               GENERAL PROVISIONS

      Section 2.1. Formation, Name and Continuation. The name of the LLC is "Grant Tani Barash & Altman, LLC." The LLC's business will be conducted with reference to its affiliation with WTC as the Board designates from time to time and may be conducted under any other name or names the Board designates from time to time. The parties hereto enter into this Agreement pursuant to the provisions of the Delaware Act and for the purposes described herein. The rights and liabilities of the Members shall be as provided in the Delaware Act for members, except as provided herein. The name, mailing address, initial capital contribution and Membership Points of each Member shall be listed on Schedule 1 hereto. The LLC's Secretary shall update any schedule from time to time necessary to reflect accurately the information therein. Any amendment or revision to a schedule made in accordance with this Agreement shall not be deemed an amendment hereto. Any reference in this Agreement to a "schedule" shall be deemed to be a reference to a schedule hereto as amended and in effect from time to time, unless expressly noted otherwise.

      Section 2.2. Term. The term of the LLC commenced on the date the Certificate was filed in the office of the Secretary of State of Delaware and shall continue in perpetuity, unless dissolved in accordance with the provisions hereof. The existence of the LLC as a separate legal entity shall continue until the Certificate's cancellation.

      Section 2.3. Registered Agent and Office; Principal Place of Business.

      a. The LLC's registered agent and office in Delaware shall be WTC, Rodney Square North, New Castle County, Delaware 19890. The Board may at any time designate another registered agent and/or registered office.

      b. The LLC's principal place of business initially shall be at 9100 Wilshire Boulevard, Suite 1000 West, Beverly Hills, California 90212.

      c. The Board may, at any time and from time to time: (1) change the location of the LLC's principal place of business and establish an additional place or places of business of the LLC as it may determine; (2) change the location of the LLC's books and records; (3) change the LLC's registered office in Delaware; and (4) change the LLC's resident agent for service of process in Delaware.

      Section 2.4. Fiscal Year. Except as the Board determines otherwise, the LLC's fiscal year for accounting purposes and taxable year ("Fiscal Year") shall be the calendar year, except for the short year in the years of the LLC's formation and termination and as otherwise required by the Code.

                                    ARTICLE 3

                          PURPOSE AND POWERS OF THE LLC

      Section 3.1. Purpose. The LLC is formed for the purpose of engaging in any lawful act or activity for which limited liability companies may be formed under the Delaware Act and engaging in any and all activities necessary or incidental to the foregoing; provided that the LLC is not formed for the purpose of and shall not engage in any business that would be impermissible for WTC or any of its Affiliates under federal or state banking law, as those laws may be amended from time to time.

      Section 3.2. Powers of the LLC. The LLC shall have all power and authority granted under the Delaware Act to take all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose set forth in Section 3.1.

                                    ARTICLE 4

                                     MEMBERS

      Section 4.1. Voting. Members shall have the power to vote only as provided by this Article 4 and as required by law. Unless otherwise provided in this Agreement or by law, any vote of Members shall be determined by a Majority Vote.

      Section 4.2. Meetings of Members. The Board, the LLC's President or Members holding LLC Interests representing at least five Membership Points may call a meeting of Voting Members. Meetings of Voting Members shall be held at the LLC's principal place of business upon at least 10 days' written notice to all Voting Members. The notice shall state the purpose or purposes of the meeting with reasonable particularity and shall contain a description of the items to be acted upon. Any notice required hereunder may be waived in writing by the Person to whom notice should have been sent, whether before or after the meeting, and attendance at any meeting waives the attendee's right to any notice required hereunder unless the Person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

      Section 4.3. Quorum. At any meeting of Voting Members, the presence of Members owning LLC Interests representing a majority of the Membership Points, other than LLC Interests representing Membership Points owned by Non-Voting Members, shall constitute a quorum. Any meeting may be adjourned from time to time by Voting Members holding a majority of the votes present at the meeting, whether or not a quorum is present, and the meeting may be held as adjourned upon at least 10 days' written notice to all Voting Members.

      Section 4.4. Action by Consent. Any action of Voting Members may be taken without a meeting if the Voting Members required to consent to the action to be taken, if the action had been taken at a meeting of Voting Members, consent to the action in writing and the Board and all Members are given at least five days' prior written notice of the proposed action. The written consents shall be filed with the records of the Members' meetings. Those actions by consent shall be treated for all purposes as actions taken at a meeting.

      Section 4.5. Telephonic Meetings. Voting Members may participate in a meeting of Voting Members by means of a conference telephone or similar communications equipment if all Voting Members participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

      Section 4.6. Non-Voting Members. Any Member shall become a Non-Voting Member until his or her LLC Interest has been purchased in full in accordance with Article 7 if that Member (a) is terminated from employment with the LLC or the Management Company for Cause, (b) voluntarily resigns from employment with the LLC or the Management Company without Good Reason, (c) is a Member during the periods described in Sections 7.2(e) and 7.3(d) or (d) is so determined by the Board to be a Non-Voting Member by reason of Cause. The estate or other successor of any Member that dies, dissolves or otherwise ceases to exist shall become a Non-Voting Member until his, her or its LLC Interest has been purchased in full in accordance with Article 7. In accordance with Section 7.6, the Board may admit a substitute Member as a Non-Voting Member. Non-Voting Members do not have the right to receive notice of meetings of Voting Members or to participate in those meetings.

                                    ARTICLE 5

                              MANAGERS AND OFFICERS

      Section 5.1. Managers. The management of the LLC's business shall be vested in the Board, which shall consist of five Managers, all of whom must be Voting Members or employees, officers or directors of Voting Members or of Holdings or one of its Affiliates. Unless otherwise specified herein, the Board shall act by majority vote of those Managers present at a meeting at which a quorum is present, with each Manager on the Board present having one vote.

      Notwithstanding the foregoing, subject to the Board's authority to approve the LLC's budget as set forth in Section 5.12 hereof, the Principals shall set the salary and benefits of the employees of the LLC and their Subsidiaries, including setting (a) the amount of the bonus under the Bonus Plan attached hereto as Schedule 5.1 (the "Bonus Plan"), (b) the annual increase in base salaries and (c) the terms of generally applicable benefit plans (including health coverage, group life and disability insurance and retirement, including any benefits the LLC seeks to obtain from WTC pursuant to Section 7.1 of the Limited Liability Company Interest Purchase Agreement and Section 12.2(b) of this Agreement); provided, however, that a Manager whose compensation is being approved shall not be entitled to vote with respect to that matter. Without limiting the foregoing, the initial Principals shall be entitled to aggregate salaries totaling $[*] (to be increased annually by not more than [*]% and not less than the annual rate of inflation as determined by the increase in the California Consumer Price Index), to be allocated among them as they determine by Majority Vote of the Principals.

      Section 5.2. Designated Managers.

      a. Until (1) March 31, 2009 and (2) thereafter provided that they own combined LLC Interests and Derivative Shares with an aggregate of at least 3% of the then outstanding Membership Points, the Principals shall be entitled to designate or redesignate two of the five Managers by Majority Vote of the Principals (or at least 40% of the Managers if the number of Managers is adjusted) by written notice to the Board of their designee. The Designated Managers must be Principals.

      b. Holdings and its Affiliates shall be entitled to appoint the remainder of the five Managers (or at least 60% of the Managers if the number of Managers is adjusted) by written notice to the Board of their designees.

      c. The initial Managers of the LLC shall be Warren Grant and Howard Altman, who shall be deemed designated by the Principals pursuant to Section 5.2(a), and Rodney P. Wood, David R. Gibson and Alan K. Bonde, who shall be deemed designated by Holdings and its Affiliates pursuant to Section 5.2(b). A Manager shall hold office until the Manager resigns, Retires, dies or is removed.

      Section 5.3. Resignation or Removal of a Manager.

      a. Any Manager may resign by delivering to the LLC a signed notice indicating his or her intent to resign and the effective date of his or her resignation.

      b. The Board by Majority Vote may remove any Manager (1) for Cause or (2) if the Manager becomes subject to a Disability. A Manager shall be automatically removed if he or she becomes a Non-Voting Member. Those Persons who are entitled to designate a Manager and who hold the number of Membership Points necessary to designate a Manager may remove and replace that Manager previously designated by them at any time upon written notice to the LLC.

      Section 5.4. Vacancies. If a Manager resigns or is removed from the Board, the Persons who previously designated that Manager may designate another Person to serve as Manager at any time after the resignation or removal by written notice to the LLC.

      Section 5.5. Meetings. The Board shall hold regular quarterly meetings at such places and times as the Board determines from time to time, provided reasonable notice of the first regular meeting following any such determination is given to Managers absent at the meeting fixing regular meetings. When called by the President or by Managers holding at least 25% of the votes on the Board, the Board may hold special meetings at such places and times as are designated in the call of the meeting, upon at least ten days' notice given by the President, the Secretary or an Assistant Secretary, or by the Managers calling the meeting. Any notice required hereunder may be waived in writing by the Person to whom notice should have been sent, whether before or after the meeting, and attendance at any meeting waives the attendee's right to any notice required hereunder unless the Person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

      Section 5.6. Quorum. At any meeting of the Board, the presence of three Managers shall constitute a quorum. Any meeting may be adjourned from time to time by Managers holding a majority of votes present at the meeting, whether or not a quorum is present, and the meeting may be held as adjourned upon at least 10 days' notice to all Managers.

      Section 5.7. Action by Consent. Any action of the Board may be taken without a meeting if the Managers required to consent to the action to be taken, if the action had been taken at a meeting of the Board, consent to the action in writing. The written consents shall be filed with the records of the Board meetings. Those actions by consent shall be treated for all purposes as actions taken at a meeting.

      Section 5.8. Telephonic Meetings. Managers may participate in Board meetings by conference telephone or similar communications equipment, as long as all Managers participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence at the meeting in person.

      Section 5.9. Managers as Agents; Limitation on Power of Members. To the extent of their powers set forth herein, the Managers are agents of the LLC for purposes of the LLC's business, and the actions of the Managers taken in accordance with those powers shall bind the LLC. No Member, in that Person's capacity as Member, acting individually or with all Members, and no Managers representing less than the number of Managers necessary for Board action under Sections 5.1 or 5.7, may bind the LLC. The Managers representing the number of Managers necessary for Board action under Article 5 may bind the LLC.

      Section 5.10. Duty of Managers. A Manager is required to act in good faith in a manner he or she reasonably believes to be in the best interest of the LLC and shall be deemed to owe the same fiduciary duty to the LLC as a director of a Delaware corporation is deemed to owe the corporation under Delaware law.

      Section 5.11. Officers. The Board may appoint agents and employees of the LLC who are designated as officers of the LLC (each, an "Officer"). The Officers shall at all times include a President and a Secretary and may from time to time include a Chairman, a Vice Chairman, one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and Assistant

Secretaries and such other Officers as the Board may approve. The initial Officers shall be as set forth on Schedule 5.11. Subject to Section 5.13(d)(5), the Board may remove any Officer at any time, for any reason, in its sole and absolute discretion. The Officers shall be agents of the LLC, authorized to execute and deliver documents and take other actions on the LLC's behalf, subject to the direction of the Board, and to have such other duties as the Board may approve, provided that the delegation of any such power and authority to the Officers shall not limit in any respect the power and authority of the Board to take such actions or any other action on the LLC's behalf as provided herein. The Secretary shall record the actions of the Board, certify this Agreement and any related document or instrument, certify Board resolutions, incumbency and other matters of the LLC, and have such other ministerial duties as the Board may specify from time to time.

      Section 5.12. Approval of Annual Budget. The Board alone shall have the power to approve the LLC's annual budget. If the LLC's annual budget is not approved in its entirety by the Board under this Section 5.12, the Board shall approve the budget to the extent of those items on which there is agreement, and shall continue to negotiate in good faith until all items of the budget are agreed upon. The Officers shall not exceed the LLC's annual budget by more than 10% without seeking prior approval of the Board of any further expenses of the LLC.

      Section 5.13. Powers of the Board; Powers of Officers.

      a. Subject to the provisions hereof and of the Delaware Act requiring the approval of Members, the Board's powers on behalf and in respect of the LLC shall be all powers and privileges permitted to be exercised by managers of the LLC under the Delaware Act (including Section 18-402 of the Delaware Act), including the authority, power and discretion to manage and control the business operations, affairs and properties of the LLC, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the LLC's business operations. Notwithstanding the foregoing, subject to the Board's right to approve the LLC's budget as set forth in Section 5.12 hereof, the Principals shall have the right and power, by Majority Vote of the Principals, to hire and terminate employees of the LLC who are not Principals and determine salaries, bonuses and other employee benefits for the employees of the LLC (including any benefits the LLC seeks to obtain from WTC pursuant to Section 7.1 of the Limited Liability Company Interest Purchase Agreement or Section 12.2(b) of this Agreement).

      b. Except to the extent that this Agreement requires the Board to vote on a matter, the Board may delegate any of its powers to the Officers or any one or more of them.

      c. The Board hereby delegates to the respective Officers the respective powers delegated to officers of a corporation under Delaware's General Corporation Law, subject, except as otherwise provided herein, to the powers of a board of directors of a corporation under Delaware law. Any documents signed by such Officers with the foregoing delegation shall be binding on the LLC as if signed by the number of Managers required to approve that action. The Board reserves the right to rescind the delegation of any such powers at any time in its sole discretion.

      d. Notwithstanding the foregoing, prior to January 1, 2009, without the approval of at least one Manager who is a Principal, (i) Holdings shall not sell, transfer or assign any of its LLC Interests except to a Person that is an affiliate of Holdings, and (ii) the Board has no authority to:

            (1) issue new LLC Interests;

            (2) admit new Members;

            (3) in a single transaction or series of related transactions, consolidate or merge the LLC or any Subsidiary of the LLC with or into another Person (whether or not the LLC or that Subsidiary is the surviving Person), sell, assign, transfer, lease, convey or otherwise dispose of all or any substantial part of the property or assets of the LLC or any Subsidiary of the LLC, or liquidate, dissolve or wind up, or undertake any similar transaction or authorize, announce, make proposals or seek offers for, or enter into any binding or nonbinding arrangements, understandings or agreements with respect to any transaction or transactions with a similar effect to the foregoing, except in all cases with, into, or to any Person that is an Affiliate of the LLC or Holdings;

            (4) file a voluntary petition or otherwise initiate proceedings (i) to have the LLC adjudicated insolvent, or (ii) seeking an order for relief of the LLC as a debtor under the United States Bankruptcy Code (11 U.S.C. Sections 101 et seq.); file any petition seeking any composition, reorganization, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy laws or any other present or future applicable federal, state or other statute or law relating to bankruptcy, insolvency or other relief for debtors with respect to the LLC; or seek, consent or fail to contest the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of the LLC or of all or any substantial part of the property or assets of the LLC, or make any general assignment for the benefit of creditors of the LLC, or admit in writing the inability of the LLC to pay its debts generally as they become due, or declare or effect a moratorium on the LLC's debt or take any action in furtherance of any proscribed action; or

            (5) determine that an event of Cause or a Disability has occurred with respect to a Principal hereunder.

      e. The Principals shall report to an officer of WTC at the level of executive vice president or above.

      Section 5.14. Reimbursement. The LLC shall reimburse each Manager and Officer for all reasonable and necessary out-of-pocket expenses that Manager or Officer incurs on the LLC's behalf according to terms the Board approves, except that the LLC will not be required to reimburse any out-of-pocket travel expenses of a Manager or Officer who has been designated by Holdings. The Board's sole determination of which expenses may be reimbursed to a Manager or an Officer and the amount of those expenses shall be conclusive. Any such reimbursement shall be treated as an expense of the LLC that shall be deducted in computing Profits and Losses and, if made to a Manager or Officer that also is a Member, shall not be deemed a distributive share of Profits or a distribution or return of capital to such Manager or Officer.

                                   ARTICLE 6

                         CAPITAL CONTRIBUTIONS, CAPITAL

                     ACCOUNTS, DISTRIBUTIONS AND ALLOCATIONS

      Section 6.1. Capital Contributions. In exchange for the capital contribution set forth opposite their names on Schedule 1 hereto, Holdings and the Second Member have each received an LLC Interest with the number of Membership Points set forth therein.

      Section 6.2. Capital Accounts. Each Member shall have a Capital Account, which shall not bear interest. No Member has the right to demand a return of that Member's capital contributions (or the balance of that Member's Capital Account). In addition, no Member has the right to (a) demand and receive any distribution from the LLC in any form other than cash or (b) bring an action of partition against the LLC or its property.

      Section 6.3. Distributions of Cash.

      a. Within 15 days after the availability of the year-end audit for each Fiscal Year, the Board shall cause the LLC to distribute Free Cash Flow to the Members in proportion to the average of their respective Membership Points held as of the close of each Accounting Period in that Fiscal Year.

      b. Notwithstanding Section 6.3(a), the Board shall cause the LLC to make interim distributions of Free Cash Flow to the Members within 30 days after the end of each of the four quarters in each Fiscal Year, in proportion to the average of their respective Membership Points held as of the close of each Accounting Period in such quarter; all such distributions in any Fiscal Year shall be deemed advances against the distribution required by Section 6.3(a) for that year. If any such distribution is determined to be excessive by the Board, the Members shall repay, without interest, the excessive portion of the distribution within 30 days after being notified by the Board in writing of that determination.

      c. The LLC is authorized to withhold from distributions, or with respect to allocations, to the Members and to pay over to any foreign, federal, state or local government any amount required to be so withheld pursuant to the Code or any provision of any foreign, federal, state or local tax law. All amounts so withheld, and all amounts withheld pursuant to the Code or any provision of any foreign, federal, state or local tax law with respect to any payment, distribution or allocation to the LLC, shall be treated for all purposes hereof as amounts distributed pursuant to this Section 6.3 to the affected Member, or all of the Members, as the case may be.

      d. Notwithstanding any provision to the contrary herein, the LLC shall not make a distribution to any Member on account of its LLC Interest if that distribution would (1) cause that Member to have a deficit balance in his, her or its Capital Account or (2) violate Section 18-607 of the Delaware Act or other applicable law.

      e. The proceeds of a sale of all or substantially all of the LLC's assets shall be distributed pursuant to Section 13.4(a) as if they were proceeds of the LLC's liquidation.

      f. If any LLC Interest is transferred during any Accounting Period, Free Cash Flow for that period that is distributable to the holder thereof shall be distributed in accordance with Section 6.7 (by substituting "Accounting Period" for "Fiscal Year").

      Section 6.4. Allocations of Profits and Losses for Tax Purposes.

      a. After giving effect to the special allocations provided in Section 6.5, and except as otherwise provided in Section 6.4(c), Profits for any Fiscal Year or Accounting Period shall be allocated to the Members as follows:

            (1) First, to each Member in an amount equal to the excess, if any, of (i) the cumulative Losses allocated to that Member pursuant to Section 6.4(b) for all prior Fiscal Years and prior Accounting Periods in the current Fiscal Year over (ii) the cumulative Profits allocated to that Member pursuant to this Section 6.4(a) for all such prior Fiscal Years and Accounting Periods; provided that, if the Profits of the current Fiscal Year or Accounting Period are less than the sum of such excess for all Members, those Profits shall be allocated to each Member in proportion to his, her or its share of that sum; and

            (2) Second, to the Members in proportion to their respective Membership Points as of the end of that Fiscal Year or Accounting Period, as the case may be.

      b. After giving effect to the special allocations provided in Section 6.5, and except as otherwise provided in Section 6.4(c), Losses for any Fiscal Year or Accounting Period shall be allocated to the Members as follows:

            (1) First, to each Member in an amount equal to the excess, if any, of (i) the cumulative Profits allocated to that Member pursuant to Section 6.4(a) for all prior Fiscal Years and prior Accounting Periods in the current Fiscal Year over (ii) the cumulative Losses allocated to that Member pursuant to this Section 6.4(b) for all such prior Fiscal Years and Accounting Periods; provided that, if the Losses of the current Fiscal Year or Accounting Period are less than the sum of such excess for all Members, those Losses shall be allocated to each Member in proportion to his, her or its share of that sum, and provided further that no current Fiscal Year Losses shall be allocated to any Member to the extent that allocation would cause that Member to have a deficit in his, her or its Capital Account;

            (2) Second, to the Members in proportion to their respective Membership Points as of the end of that Fiscal Year or Accounting Period, as the case may be, until the Capital Account balance as of that time of any Member is reduced to zero; and

            (3) Third, to the Members in proportion to their respective Capital Account balances as of the end of that Fiscal Year or Accounting Period, as the case may be.

      c. Notwithstanding Sections 6.4(a) and 6.4(b), Profits and Losses from the sale of all or substantially all of the LLC's assets, and Profits and Losses from a deemed sale of assets in connection with the liquidation of the LLC (as described in Section 13.4(b)), shall be allocated among the Members in proportion to distributions pursuant to Sections 13.4(a)(2) through (4).

      Section 6.5. Special Allocations.

      a. The provisions of the Treasury Regulations under Code Section 704(b) relating to the qualified income offset, minimum gain chargeback, minimum gain chargeback with respect to nonrecourse debt, allocation of nonrecourse deductions and allocation of items of deduction, loss or expenditure relating to nonrecourse debt hereby are incorporated herein by this reference and shall be applied to the allocation of items of income, gain, loss or deduction of the LLC. However, the Members do not intend to incorporate, by reference or otherwise, the "deficit restoration obligation" described in Section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations.

      b. If items of income, gain, loss or deduction are allocated to one or more Members pursuant to Section 6.5(a), subsequent items of income, gain, loss or deduction shall first be allocated to the Members in a manner designed to result in each Member's receiving an allocation of Profits and Losses through the time of that subsequent allocation equal to what that Member would have received in the absence of Section 6.5(a).

      Section 6.6. Allocations under Code Section 704(c).

      a. In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the LLC's capital shall, solely for tax purposes, be allocated among the Members to take account of any variation between the LLC's adjusted basis in that property for federal income tax purposes and its initial Carrying Value at the time of its contribution to the LLC.

      b. Allocations of income, gain, loss and deduction with respect to any asset revalued in accordance with Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations shall take account of any variation between the LLC's adjusted basis in that asset for federal income tax purposes and its Carrying Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder and as required by Section 1.704-1(b)(2)(iv)(g) of the Treasury Regulations.

      c. Any elections or other decisions relating to allocations described in Sections 6.6(b) or (c) shall be made by the Members in any manner that reasonably reflects the purposes and intent hereof. Allocations pursuant to Sections 6.4, 6.5 and 6.6 are solely for purposes of federal, state and local income taxes and shall not affect, nor in any way be taken into account in computing, any Member's Capital Account balance, Free Cash Flow or other items or distributions pursuant to any provision hereof.

      Section 6.7. Transfer of LLC Interests. If an LLC Interest is transferred during any Fiscal Year (including to the LLC or another Member), the Profits or Losses attributable to that LLC Interest for that Fiscal Year shall be allocated, and the Free Cash Flow for that year distributable to the holder thereof shall be distributed, between the transferor and the transferee in any manner permitted by law as to which they agree; provided, however, that, if the LLC does not receive, on or before January 31 of the year following the Fiscal Year in which the transfer occurs, written notice from the transferor and the transferee stating the manner in which the parties have agreed to allocate those Profits or Losses and distributions of Free Cash Flow, then all such Profits or Losses and distributions of Free Cash Flow shall be allocated between or made to the parties based on the percentage of the year each of them was, according to the LLC's books and records, the holder of the transferred LLC Interest.

                                    ARTICLE 7

           TRANSFER OF LLC INTERESTS, PUT AND CALL OPTIONS, CHANGE OF

                   CONTROL AND ADMISSION OF ADDITIONAL MEMBERS

      Section 7.1. Assignability of Interests.

      a. Except as otherwise provided in this Article 7, no LLC Interest may be sold, assigned, transferred, pledged, hypothecated, given, exchanged, optioned or encumbered (each, a "Transfer"), and no Transfer in violation of this Agreement shall be binding upon the LLC.

      b. A Member may transfer all or any portion of his, her or its LLC Interest and/or the Derivative Share of Grant Tani's LLC Interest attributable to that Member to any one or more Permitted Transferees who agree to be bound by the terms and conditions hereof; provided that, notwithstanding anything to the contrary contained herein, the transferring Member shall retain the vote with respect to the LLC Interest so Transferred to Permitted Transferees; provided, however, that if the Transferee is Holdings or is consolidated with Holdings for federal income tax purposes, the Transferee shall become a Voting Member.

      Section 7.2. Put Options.

      a. Except as provided in the next paragraph of this Section 7.2(a), on or before February 28 of each year beginning in 2005, the Board shall notify each Principal and each Member of the LLC Value as of December 31 of the immediately preceding year. The Board shall also furnish a certified copy of a balance sheet, income statement and cash flow statement of the LLC for each Fiscal Year and statement of that Member's Capital Account balance as of the end of that Fiscal Year, all of which shall be audited by, and shall receive the unqualified opinion of, the LLC's independent accounting firm, as if the LLC were independent and not affiliated with Holdings, to each Member promptly after that financial information is available.

      If the LLC's financial statements are unavailable until after February 28 of a year beginning in 2005, the Board shall notify, on or before February 28 of that year, each Principal and each Member of the estimated LLC Value as of December 31 of the immediately preceding year and shall notify each Member of the actual LLC Value as promptly as possible after those financial statements become available. If the Purchase Closing Date has occurred, each of the Principals, his or her Permitted Transferees and Grant Tani, as the case may be, exercising Put rights with respect to his, her or its LLC Interests and the purchaser(s) of such LLC Interests, as the case may be, shall remit to the other(s) the amount(s) necessary to reflect appropriately the difference between the LLC Value and the estimated LLC Value.

      b. Subject to the terms, conditions and limitations of this Section 7.2, each Principal (on behalf of himself or herself and/or his or her Permitted Transferees) (but not Grant Tani, other than in accordance with the next sentence) may exercise an option to sell all or any portion of his, her or its LLC Interest and associated Membership Points at the Purchase Price therefore by delivery of a notice in the form of Exhibit A. In addition, subject to the terms, conditions and limitations of this Section 7.2, if a Principal, as a shareholder of Grant Tani, exercises an option to sell all or any portion of his or her Derivative Share of Grant Tani's LLC Interests attributable to that Principal, then Grant Tani shall exercise an option to sell that portion of its outstanding LLC interests represented by the Derivative Share attributable to that Principal (each such exercise by a Principal or Grant Tani is referred to herein as a "Put") at the Purchase Price therefor by delivery of a notice in the form of Exhibit A. Upon exercise of a Put under this Section 7.2(b) by a Principal, the other Principals (the "Other Principals") shall first have the right (in proportion to their Membership Points or in such other proportions as the Other Principals may determine) to purchase from that Principal, that Principal's Permitted Transferees and/or Grant Tani, as the case may be, all of that Principal's and his or her Permitted Transferees' LLC Interests and the Derivative Share of Grant Tani's LLC Interest attributable to that Principal with respect to which the Put has been exercised (or such portion as the Other Principals agree to purchase). If the Other Principals do not elect to purchase all of such LLC Interests and associated Membership Points, Holdings shall thereupon become obligated to purchase any such remaining LLC Interests and associated Membership Points.

      c. Notwithstanding anything contained in Section 7.2(b) to the contrary, unless otherwise agreed to by Holdings: (1) an Initial Principal (on behalf of himself, herself, his or her Permitted Transferees and/or the Derivative Share of Grant Tani's LLC Interest attributable to that Principal) may not exercise a Put prior to January 1, 2010; (2) a Principal other than an Initial Principal (on behalf of himself, herself, his or her Permitted Transferees and/or the Derivative Share of Grant Tani's LLC Interest attributable to that Principal) may not exercise a Put until such Principal has been a Member for at least five years; and (3) Puts may not be exercised by a Principal in any year with respect to LLC Interests and associated Membership Points representing more than 50% of the Membership Points of the LLC owned by that Principal, his or her Permitted Transferees and/or the Derivative Share of Grant Tani's LLC

Interest attributable to that Principal and, with respect to an Initial Principal, the lesser of that amount and more than 50% of the Membership Points of the LLC owned by that Initial Principal, his or her Permitted Transferees and/or the Derivative Share of Grant Tani's LLC Interest attributable to that Initial Principal at Closing (as defined in the Limited Liability Company Interest Purchase Agreement); provided, however, if a Put is not exercised in full by a Principal or his or her Permitted Transferees or with respect to the Derivative Share of Grant Tani's LLC Interest attributable to that Principal for any year beginning in the first year in which that Put is first exercisable, the unexercised portion may be exercised at the time a Put is exercised for any subsequent year. For purposes of illustration, if, during 2010, an Initial Principal, his or her Permitted Transferees and Grant Tani exercised a Put for LLC Interests associated with only 10% of the Membership Points held by them at Closing relating to that Principal, that Principal, his or her Permitted Transferees and Grant Tani would then be permitted during 2011 to exercise a Put in respect of LLC Interests associated with 90% of the Membership Points held by them at Closing relating to that Principal.

      d. A Principal (on behalf of himself, herself, his or her Permitted Transferees and/or the Derivative Share of Grant Tani's LLC Interest attributable to that Principal) may exercise a Put if, on or before March 31 of the year in which the exercise occurs, Holdings and each Other Principal receives an irrevocable notice of exercise of the Put substantially in the form of Exhibit A hereto (a "Put Notice") stating that he or she is electing to exercise the Put and specifying the LLC Interests and associated Membership Points to be sold pursuant to the Put. On or before 60 days after receipt of a Put Notice, the Other Principals may exercise their right of first refusal to purchase all of that Principal's and his or her Permitted Transferees' LLC Interests and associated Membership Points and the Derivative Share of Grant Tani's LLC Interest attributable to that Principal with respect to which the Put has been exercised (or such portion as the Other Principals agree to purchase) by providing written notice to the Principal and/or the Principal's Permitted Transferees, as the case may be, and Holdings in the form of Exhibit B (the "First Refusal Notice"). If that right is exercised, that Principal, that Principal's Permitted Transferees and Grant Tani shall be obligated to sell to the Other Principals all of those LLC Interests and associated Membership Points (or such portion as the Other Principals agree to purchase). If the Other Principals do not elect to purchase all of those LLC Interests and associated Membership Points (or if Holdings has not received any notice from the Other Principals of their intention to purchase all of those LLC Interests and associated Membership Points) within the 60-day period described in this Section 7.2(d)), Holdings shall purchase any such remaining LLC Interests and associated Membership Points.

      The Purchase Closing Date for a purchase pursuant to this Section 7.2(d) shall be within 60 days following the earlier of (1) the expiration of the 60-day time period contained in the preceding paragraph or (2) the delivery of the First Refusal Notice by the Other Principals of their exercise in part or in whole of their rights of first refusal. On the Purchase Closing Date, each of Holdings and the Other Principals, as applicable, shall pay the Purchase Price, in proportion to the amount of LLC Interests and associated Membership Points being purchased by that Person, to the Member by certified check or wire transfer of immediately available funds against delivery of the LLC Interests and associated Membership Points, free and clear of all liens, security interests and other encumbrances, and any other documents or instruments of transfer as they may reasonably request.

      e. On the last day of the month in which a Put is exercised by a Principal (on behalf of himself, herself, his or her Permitted Transferees and/or the Derivative Share of Grant Tani's LLC Interest attributable to that Principal), those Persons shall cease to have any rights as a Member with respect to the LLC Interests so Put other than (1) the right to receive the Purchase Price on the Purchase Closing Date and (2) the right to receive distributions and allocations with respect to those LLC Interests through the Purchase Closing Date. Without limiting the generality of the foregoing, the LLC Interests to be purchased on the Purchase Closing Date shall not have any voting rights during that period.

      Section 7.3. Call Options. The following provisions with respect to the purchase and sale of an LLC Interest of a Principal (and his or her Derivative Share) and his or her Permitted Transferees shall apply following the Principal's death, Disability, Retirement, termination of a Principal's employment with the LLC, a transfer required by operation of law or other involuntary transfer of an LLC Interest.

      a. In the event of the death, Disability or Retirement of a Principal, the Other Principals shall have the right (in proportion to their respective Membership Points or in such other proportions as the Other Principals may determine), exercisable by providing written notice, within 60 days of that event, to the Principal, the Principal's estate, the Principal's Permitted Transferees and/or Grant Tani, as the case may be, and Holdings in the form of Exhibit C (a "Call Notice"), to purchase (a "Call") from that Principal, that Principal's estate, that Principal's Permitted Transferees and/or Grant Tani, as the case may be. If that right is exercised, that Principal, that Principal's estate, that Principal's Permitted Transferees and/or Grant Tani, as the case may be, shall be obligated to sell to the Other Principals all or any portion of that Principal's and his or her Permitted Transferees' LLC Interests and associated Membership Points and the Derivative Share of Grant Tani's LLC Interest attributable to that Principal (or that portion as the Other Principals agree to purchase). If the Other Principals do not elect to purchase all of those LLC Interests and associated Membership Points, Holdings shall have the right, exercisable by providing a Call Notice to the Principal, that Principal's estate, that Principal's Permitted Transferees and/or Grant Tani, as the case may be, within the 60-day period following receipt of notice from the Other Principals declining to purchase all or any portion of those LLC Interests and associated Membership Points and the Derivative Share of Grant Tani's LLC Interest attributable to that Principal (or, if Holdings has not received any notice from the Other Principals regarding their intent to purchase any portion of those LLC Interests and associated Membership Points within the 60-day period following the first 60-day period), to purchase some or all of those remaining LLC Interests and associated Membership Points. If that right is exercised, that Principal, that Principal's estate and Permitted Transferees and Grant Tani shall be obligated to sell to Holdings all of those remaining LLC Interests and associated Membership Points (or that portion that Holdings agrees to purchase). Notwithstanding anything to the contrary herein, the Other Principals and Holdings shall not be obligated to purchase any or all of that Principal's and his or her Permitted Transferees' LLC

Interests and associated Membership Points or the Derivative Share of Grant Tani's LLC Interest attributable to that Principal, and any rights granted by this Section 7.3(a) may be exercised in whole or in part. The aggregate purchase price for all of that Principal's and his or her Permitted Transferees' LLC Interests and associated Membership Points and the Derivative Share of Grant Tani's LLC Interest attributable to that Principal purchased pursuant to this
Section 7.3(a) shall be the Purchase Price thereof. Each of Holdings and the Other Principals shall pay the Purchase Price in proportion to the amount of LLC Interests and associated Membership Points being purchased by that Person.

      The Purchase Closing Date for a purchase pursuant to this Section 7.3(a) shall be within 60 days following the earlier of (1) the expiration of the relevant 60-day time period(s) contained in the preceding paragraph or (2) the delivery of the Call Notice by Holdings. At the closing of the purchase from the Principal, the estate of the deceased Principal, the Principal's Permitted Transferees and/or Grant Tani, Holdings and/or the Other Principals shall deliver to the Principal, the personal representative of the deceased Principal's estate, his or her Permitted Transferees and/or Grant Tani, as the case may be, the Purchase Price by certified check or wire transfer of immediately available funds against delivery of the LLC Interests and associated Membership Points, free and clear of all liens, security interests and other encumbrances, and any other documents or instruments of transfer as they may reasonably request. Holdings and the Other Principals may purchase life insurance or disability insurance on any Principal. Each Principal shall cooperate with Grant Tani and the Other Principals in obtaining that insurance, including taking any required physical examinations.

      b. Within 60 days following (1) the date the Principal's employment with the LLC or the Management Company is terminated other than by reason of death, Disability or Retirement; (2) the date the Principal becomes a Non-Voting Member pursuant to Section 4.6(d); or (3) a transfer required by operation of law or other involuntary transfer of a Principal's or his or her Permitted Transferee's LLC Interests and associated Membership Points or the Derivative Share of Grant Tani's LLC Interest attributable to that Principal, the Other Principals (in proportion to their Membership Points or in such other proportions as the Principals may determine) may exercise a Call with respect to all or any portion of that Principal's and that Principal's Permitted Transferees' LLC Interests and associated Membership Points and the Derivative Share of Grant Tani's LLC Interest attributable to that Principal. If some or all of those LLC Interests and associated Membership Points are transferred by operation of law or by means of any other involuntary transfer, that Person shall cause its transferees to comply with all of the requirements of this Section 7.3 as though they were parties hereto. A Call may be exercised by the Other Principals providing a Call Notice to the Principal, the estate of the deceased Principal, the Principal's Permitted Transferees and/or Grant Tani, as applicable, within 60 days after that event, of their intent to purchase all or any portion of the Principal's and that Principal's Permitted Transferees' LLC Interests and associated Membership Points and the Derivative Share of Grant Tani's LLC Interest attributable to that Principal. If the Other Principals do not exercise a Call with respect to all of those LLC Interests and associated Membership Points in accordance with the preceding sentence (or if Holdings has not received any notice from the Other Principals of their intent to purchase any portion of those LLC Interests and associated

Membership within the 60-day period described in this Section 7.3(b)), Holdings shall have an additional 60 days to exercise a Call with respect to all or any portion of the LLC Interests and associated Membership Points for which the Other Principals do not exercise a Call by providing a Call Notice to the Principal, the estate of the deceased Principal, his or her Permitted Transferees and/or Grant Tani, as the case may be. Notwithstanding anything to the contrary contained herein, the Other Principals and Holdings shall not be obligated to exercise any Call, and any right granted in this Section 7.3(b) may be exercised in whole or in part.

      If a Call is exercised as a result of (1) a Principal's employment with the LLC or the Management Company being terminated without Cause or by reason of voluntary resignation of his or her employment with the LLC or the Management Company; or (2) a transfer required by operation of law or other involuntary transfer of a Principal's or his or her Permitted Transferees' LLC Interests and associated Membership Points and the Derivative Share of Grant Tani's LLC Interest attributable to that Principal, the purchase price payable by the Other Principals and/or Holdings to that Principal, the estate of the deceased Principal, his or her Permitted Transferees and/or and Grant Tani for their LLC Interests and associated Membership Points and the Derivative Share of Grant Tani's LLC Interest attributable to that Principal shall be the Purchase Price. If a Principal's employment with the LLC or the Management Company is terminated by the LLC or the Management Company for Cause or if the Principal becomes a Non-Voting Member pursuant to Section 4.6(d), then, notwithstanding anything else to the contrary herein, the Purchase Price payable by the Other Principals and/or Holdings to that Principal, the estate of the deceased Principal, his or her Permitted Transferees and/or Grant Tani for their LLC Interests shall be 90% of the Purchase Price that would otherwise apply.

      The Purchase Closing Date under this Section 7.3(b) shall be within 60 days following the earlier of (1) the expiration of the relevant 60-day time period(s) contained in the first paragraph of this Section 7.3(b) or (2) the delivery of the Call Notice by Holdings. At the closing of the purchase from the Principal, the estate of the deceased Principal, the Principal's Permitted Transferees and/or Grant Tani, Holdings and/or the Other Principals shall deliver to the Principal, the estate of the deceased Principal, his or her Permitted Transferees and/or Grant Tani, as the case may be, the Purchase Price or 90% of the Purchase Price, as the case may be, by certified check or wire transfer of immediately available funds against delivery of the LLC Interests and associated Membership Points, free and clear of all liens, security interests and other encumbrances, and any other documents or instruments of transfer as they may reasonably request.

      c. Notwithstanding the foregoing, if a Call is exercised with respect to the LLC Interests and associated Membership Points of a Principal or his or her Permitted Transferees and the Derivative Share of Grant Tani's LLC Interest attributable to that Principal who has voluntarily resigned his or her employment with the LLC or the Management Company other than by death, Disability or Retirement or for Good Reason or whose employment by the LLC or the Management Company is terminated for Cause or if the Principal becomes a Non-Voting Member pursuant to Section 4.6(d), the portion of the Purchase Price payable to that Principal, the estate of the deceased Principal, his or her Permitted Transferees and Grant Tani shall be paid by delivery of a three-year promissory note of the purchaser(s) of those LLC Interests and associated Membership Points to the selling Principal, the estate of the deceased Principal, his or her Permitted Transferees and Grant Tani, which shall bear interest at the "applicable federal rate" determined under
Section 1274(d) of the Code for three-year instruments (a "Note"), payable quarterly, and the principal of which shall be payable three years after the Purchase Closing Date.

      d. On the last day of the month in which a Call is exercised, the Principal who has died, become Disabled or Retired, the estate of the deceased Principal, his, her or its Permitted Transferees and the Derivative Share of Grant Tani's LLC Interest attributable to that Principal shall cease to have any rights as a Member with respect to the LLC Interest for which Calls have been exercised, other than (1) the right to receive the Purchase Price on the Purchase Closing Date and (2) the right to receive distributions and allocations with respect to that LLC Interest through the Purchase Closing Date.

      Section 7.4. Right of First Refusal.

      a. If Holdings desires to sell any or all of Holdings' LLC Interests to a third party (other than a Permitted Transferee) and Holdings receives an offer from a third party that would permit Holdings to do so, Holdings shall give notice ("Offer Notice") to the LLC and the Principals within 15 days of receipt of that offer ("Offer"), which Offer Notice shall set forth the name and address of the third party, the amount of the Membership Points associated with the LLC Interests to be sold, the proposed purchase price and the other terms and conditions of the Offer. The Principals shall have the option, exercisable by notice to Holdings, within 60 days of the date of the Offer Notice ("Election Period"), to purchase, pro rata in proportion to the number of Membership Points they then hold directly and their Derivative Share then held through Grant Tani, all (but not less than all) of Holdings' LLC Interests and associated Membership Points subject to the Offer ("Offered Membership Points") at the same price and on substantially the same terms specified in the Offer except as provided in
Section 7.4(c); provided, however, (i) that, if one or more of the Principals does not elect to purchase his or her full proportionate amount of the Offered Membership Points, then the balance may be purchased by each of the other Principals ("Remaining Principals") in an amount equal to the balance multiplied by a fraction, the numerator of which is the number of Membership Points then held by a Remaining Principal and the Derivative Share of Grant Tani's LLC Interest attributable to that Principal and the denominator of which is the number of Membership Points then held by all of the Remaining Principals and the Derivative Share of Grant Tani's LLC Interest attributable to the Remaining Principals, or in such other proportions as they may agree, and (ii) that the Remaining Principals and Grant Tani must exercise their option to purchase all of the Offered Membership Points pro rata, or in such other proportions as such Remaining Principals and Grant Tani may agree, within ten days ("Final Election Period") after expiration of the Election Period.

      b. If neither the Principals, the Remaining Principals nor Grant Tani elect to purchase all of the Offered Membership Points, Holdings may, notwithstanding the other provisions of this Article 7, within 180 days after expiration of the last applicable Election Period, transfer all (but not less than all) of the Offered Membership Points to the third party upon the same terms and conditions of the Offer; provided, however, that no such transfer may be made to that third party unless the third party executes and delivers to the LLC a written agreement, in form and substance satisfactory to the Board, agreeing to be bound by the provisions of this Agreement, in which event the third party shall become a Voting Member with the number of Membership Points associated with the Offered Membership Points.

      c. The closing of any purchase under this Section 7.4 shall be held at a place and date specified by the purchaser(s) of the Offered Membership Points ("Purchaser(s)"), but not more than 60 days after expiration of the last applicable Election Period. At that closing, the Offered Membership Points shall be delivered by Holdings to the Purchaser(s) thereof, free and clear of all liens, security interests and other encumbrances, and the Purchaser(s) shall pay the purchase price for the Offered Membership Points, and Holdings shall have right to receive distributions and allocations with respect to those Offered Membership Points through the Purchase Closing Date. If some or all of the Principals and/or Grant Tani are the Purchaser(s), the purchase price shall be payable in cash by the Purchaser(s) even if some of the consideration provided in the Offer was in a form other than cash, in which case that Purchaser(s) and Holdings shall in good faith ascribe a value to that non-cash consideration. If that Purchaser(s) and Holdings cannot agree on the value of the non-cash consideration, they shall retain an independent appraiser, mutually acceptable to that Purchaser(s) and Holdings, and the average of the high and low values ascribed to the non-cash consideration by the appraiser shall be the value. The fees of that appraiser shall be split equally between the Purchaser(s) (pro rata in proportion to number of Membership Points held by each such Purchaser) and Holdings.

      d. If all of Holdings' LLC Interests and associated Membership Points are purchased by a third party, then that third party shall succeed to all of Holdings' rights and obligations under this Agreement. If Holdings transfers part of its LLC Interests and associated Membership Points to that third party pursuant to this Section 7.4, the Principals, Grant Tani, Holdings and that third party shall make appropriate adjustments to the terms of this Agreement to entitle that third party to exercise Holdings' rights under Sections 7.2 and 7.3 proportionately with Holdings, and to otherwise grant that third party rights similar to Holdings' other rights under this Agreement.

      Section 7.5 Change of Control.

      a. In the event of a Change of Control, each of the Principals and/or their Permitted Transferees shall have the right, which must be exercised within six months after that Change of Control, to put to Holdings or WTC's successor all or a portion of the LLC Interests and associated Membership Points held by that Principal and/or Permitted Transferee, including their Derivative Shares. Upon exercise of a put under this Section 7.5(a), Holdings or its successor, as the case may be, shall thereupon become obligated to purchase the LLC Interests and associated Membership Points with respect to which the put has been exercised. The Purchase Closing Date under this Section 7.5(a) shall be within 60 days following the delivery of the notice by a

Principal and his, her or its Permitted Transferees, and those Persons (including Grant Tani with respect to Derivative Shares) shall have the right to receive distributions and allocations on the LLC Interests to be purchased through the Purchase Closing Date. At the Purchase Closing Date, Holdings or WTC's successor, as the case may be, shall deliver to Grant Tani, the Principal and/or his, her or its Permitted Transferees, as the case may be, the Purchase Price by certified check or wire transfer of immediately available funds against delivery of the LLC Interests and associated Membership Points, free and clear of all liens, security interests and other encumbrances, and any other documents or instruments of transfer as Holdings' or WTC's successor may reasonably request.

      b. In the event of a Change of Control prior to January 1, 2009, if some of the Principals do not elect to receive the accelerated payments pursuant to
Section 3.1(b) of the Limited Liability Company Interest Purchase Agreement and less than all of the Principals and their Permitted Transferees exercise the put right provided for in Section 7.5(a), the Principals who or that have not exercised their put pursuant to Section 7.5(a) shall have the right to purchase all, but not less than all, outstanding LLC Interests then held by Holdings and/or its Permitted Transferees or WTC's successor, as the case may be, from those Persons, including those LLC Interests that were put under Section 7.5(a). This right to purchase may be exercised by some or all of such Principals by providing written notice to Holdings and Holdings' Permitted Transferees or WTC's successor, as the case may be, within eight months after the Change of Control of their intent to purchase all, but not less than all, outstanding LLC Interests from Holdings and/or its Permitted Transferees or WTC's successor, as the case may be. The Purchase Closing Date under this Section 7.5(b) shall be within 30 days following the delivery of the notice by those Principals. At the Purchase Closing Date, those Principals shall deliver to Holdings and/or its Permitted Transferees or WTC's successor, as the case may be, the Holdings Change of Control Purchase Price by certified check or wire transfer of immediately available funds against delivery of the LLC Interests, free and clear of all liens, security interests and other encumbrances, and any other documents or instruments of transfer they may reasonably request. Holdings and/or its Permitted Transferees or WTC's successor, as the case may be, shall have the right to receive distributions and allocations with respect to those LLC Interests through the Purchase Closing Date.

      Section 7.6. Substitute Members. Any Transfer of LLC Interests other than pursuant to this Article 7 shall nevertheless not entitle the transferee, unless already a Member, to become a Member or be entitled to exercise or receive any right, power or benefit of a Member other than the right to share in profits and losses, receive distributions and allocations of income, gain, loss, deduction or credit or similar item to which the transferor Member would otherwise be entitled, to the extent assigned, unless the transferor Member designates, in a written instrument delivered to the Board, its transferee to become a substitute Member and the Board, in its sole and absolute discretion, consents to the admission of that transferee as a Non-Voting Member. That transferee shall not become a substitute Member without having first executed an instrument satisfactory to the Board accepting and agreeing to the terms and conditions of this Agreement, including a counterpart signature page to this Agreement, and without having paid to the LLC a fee sufficient to cover all reasonable expenses of the LLC in connection with that transferee's admission as a substitute Member.

      Section 7.7. Recognition of Transfer by LLC. No Transfer of a Member's LLC Interest or any part thereof in violation of this Article 7 shall be valid or effective, and neither the LLC nor the Members shall recognize the same for the purpose of making distributions pursuant to this Article 7 with respect to that transferred LLC Interest or part thereof. Neither the LLC, any member of the Board nor any Member shall incur any liability as a result of refusing to make any distributions to the transferee of any such invalid Transfer. Upon the valid transfer of a Member's LLC Interest, that Person shall cease to be a Member, and the LLC's books and records, including Schedule 1, shall be revised to reflect that event.

      Section 7.8. Order of Puts and Calls and Right of First Refusal. With respect to Sections 7.2, 7.3 and 7.4, the first to occur of (1) the delivery of a Put Notice under Section 7.2(d); (2) the delivery of the first Call Notice under Section 7.3(a) or (b); or (3) the delivery of an Offer Notice under
Section 7.4, shall govern the rights and obligations of the parties with respect to the LLC Interests subject to the Put Notice, the Call Notice or the Offer Notice. Notwithstanding the foregoing, the delivery of a put notice under
Section 7.5(a) or a call notice under Section 7.5(b) shall govern the rights and obligations of the parties with respect to LLC Interests.

      Section 7.9. Indemnification. In the case of a Transfer or attempted Transfer of an LLC Interest that has not received the consents required by this
Article 7, the parties engaging or attempting to engage in that Transfer shall be liable to indemnify and hold the LLC and the other Members harmless from all costs, liabilities and damages any such indemnified Person may incur (including, without limitation, incremental tax liability and attorneys' fees and expenses) as a result of that Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

      Section 7.10. Issuance of Additional LLC Interests.

      a. Subject to Sections 7.1, 7.2, 7.3 and 7.4, the Board may admit new Members to the LLC, issue additional LLC Interests and grant options to purchase LLC Interests upon terms and conditions it may establish from time to time, which terms may include the rights, if any, that a holder of those LLC Interests will have relating to the matters discussed in this Article 7. As a condition to the admission of a new Member, that Member must become a party to this Agreement.

      b. Upon the issuance of additional LLC Interests with associated Membership Points to a Member, an Officer shall make the appropriate revisions to Schedule 1.

      Section 7.11. Assignment of Holdings' Rights and Obligations. Holdings may assign any or all of its rights and delegate any or all of its obligations under this Article 7 to one or more of its Affiliates.

                                    ARTICLE 8

                                BOOKS AND RECORDS

      Section 8.1. Books, Records and Financial Statements. The LLC's Secretary shall prepare and maintain, or cause to be prepared and maintained, the LLC's books of account. Those books of account and all financial records of the LLC initially shall be kept at its office located at 9100 Wilshire Boulevard, Beverly Hills, California 90212. The Secretary shall also cause the following documents to be transmitted at the times hereinafter set forth:

      a. To each Member, as soon as available, a balance sheet, income statement and cash flow statement of the LLC, and a statement of that Member's Capital Account balance, as of the end of the preceding Fiscal Year, all of which shall be audited by the LLC's independent accounting firm;

      b. To each Member, as soon as available and in any event within 30 days after the end of each of the first three quarters of each of the LLC's Fiscal Years, a balance sheet, income statement and cash flow statement of the LLC, and a statement of that Member's Capital Account balance, as of the end of that quarter;

      c. To each Member, as soon as available from the LLC's accountants, a copy of the annual federal and state income tax return of the LLC and a Schedule K-1 indicating that Member's taxable income or loss for that Fiscal Year;

      d. To each Member, at least ten days prior to each date on which any federal or state estimated income tax payment is due, a schedule setting forth the LLC's estimated taxable income allocable to that Member for the current Fiscal Year; and

      e. To Holdings, within five Business Days after the end of each quarter, an estimate of the net income of the LLC for the year-to-date period through the end of that quarter.

      Section 8.2. Accounting Method. The LLC's books and records shall be kept on an accrual basis for financial reporting and tax purposes. All records shall be maintained in accordance with GAAP and shall reflect all LLC transactions and be appropriate and adequate for the LLC's business.

      Section 8.3. LLC's Independent Accounting Firm. The LLC's independent accounting firm shall be selected by the Principals and shall be acceptable to Holdings, which acceptance will not be unreasonably withheld.

                                    ARTICLE 9

                                   TAX MATTERS

      Section 9.1. Tax Matters Member.

      a. The LLC's initial "tax matters partner" designated under Code Section 6231(a)(7) and Section 301.6231(a)(7)-1 of the Treasury Regulations (the "Tax Matters Member") shall be the Second Member, who shall be a Member at all times he or she is serving as the Tax Matters Member. Each Member, by executing this Agreement, consents to that designation of the Tax Matters Member and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices all documents necessary or appropriate to evidence such consent.

      b. The Tax Matters Member shall have the power to manage and control, on the LLC's behalf, any administrative proceeding at the LLC level with the Internal Revenue Service relating to the determination of any item of LLC income, gain, loss, deduction or credit for federal income tax purposes. In furtherance of the foregoing, the Tax Matters Member shall have all of the powers and responsibilities of that position provided in the Code and shall (1) promptly furnish the Internal Revenue Service with information sufficient to cause each Member to be treated as a "notice partner" as defined in Code Section 6231(a)(8), (2) within ten days of the receipt of any notice from the Internal Revenue Service in any administrative proceeding at the LLC level relating to the determination of any LLC item of income, gain, loss or deduction, mail a copy of that notice to each Member and (3) not file any action or suit, extend any statute of limitations or settle any action or suit relating to the LLC's tax matters without first notifying each Member. Reasonable expenses incurred by the Tax Matters Member, in his capacity as such, shall be treated as LLC expenses hereunder and will be deducted in computing the Run Rate.

      c. The Board may at any time hereafter designate from among the Members a new Tax Matters Member.

      Section 9.2. Right to Make Tax Elections; Tax Classification.

      a. The Board may, in its discretion, make or revoke, on the LLC's behalf, elections for federal income tax purposes permitted under the Code, including an election in accordance with Code Section 754. Upon request of the Board, each Member shall supply the information necessary to give effect to such an election.

      b. Each Member intends that the LLC be classified for federal tax purposes as a partnership that is not a "publicly traded partnership" treated as a corporation under Code Section 7704(a), and each Member shall at all times use commercially reasonable efforts to maintain the LLC's classification as such. The LLC shall not elect to be classified as other than a partnership for federal tax purposes.

                                   ARTICLE 10

                   LIABILITY, EXCULPATION AND INDEMNIFICATION

      Section 10.1. Liability. Except as otherwise provided herein, any document referred to or incorporated herein or by the Delaware Act, the debts, obligations and liabilities of the LLC, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the LLC, and no Member shall be obligated personally for any debt, obligation or liability of the LLC solely because he or she is a Member.

      Except as otherwise expressly provided herein, any document referred to or incorporated herein or by the Delaware Act, a Member, in his, hers, or its capacity as such, shall have no liability in excess of (1) the amount of that Member's capital contributions, (2) that Member's share of any assets and undistributed Profits of the LLC and (3) the amount of any distributions wrongfully distributed to that Member.

      Section 10.2. Exculpation.

      a. No Officer or Manager shall be liable to the LLC or any Member for any loss, damage or claim incurred by reason of any act or omission performed or omitted by that Officer or Manager in good faith on the LLC's behalf and in a manner reasonably believed to be in the best interests of the LLC and within the scope of authority conferred on that Officer or Manager hereby, except that an Officer or Manager shall be liable for any such loss, damage or claim incurred by reason of that Officer's or Manager's bad faith, gross negligence, reckless disregard of his or her duties hereunder, willful misconduct or breach of the provisions hereof or in connection with any transaction for which that Officer or Manager or any Affiliate thereof received an improper personal benefit.

      b. An Officer or Manager shall be protected fully in relying in good faith upon the LLC's records and upon information, opinions, reports or statements presented to the LLC by any person as to matters the Officer or Manager reasonably believes are within that person's professional or expert competence and who has been selected with reasonable care by or on behalf of the LLC, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or net cash flow or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

      Section 10.3. Indemnification. To the fullest extent permitted by applicable law, the LLC shall indemnify each Officer and Manager for any loss, damage or claim incurred by that Officer or Manager by reason of any act or omission that Officer or Manager performed or omitted in good faith on behalf of the LLC and in a manner reasonably believed to be in the best interests of the LLC and within the scope of authority conferred on that Officer or Manager or hereby, except that no Officer or Manager shall be entitled to be indemnified in respect of any loss, damage or claim incurred by that Officer or Manager by reason of bad faith, gross negligence, reckless disregard of his or her duties hereunder, willful misconduct or breach of the provisions hereof with respect to those acts or omissions or in connection with any transaction for which that Officer or Manager or any Affiliate thereof received an improper personal benefit. Notwithstanding the foregoing: (a) any indemnity under this Section 10.3 shall be provided out of and to the extent of LLC assets only, and no Member shall have any personal liability on account thereof; and (b) nothing contained herein shall limit any indemnification or other rights of the LLC or any Member under the Limited Liability Company Interest Purchase Agreement or any document referred to or incorporated therein.

      Section 10.4. Expenses. To the fullest extent permitted by applicable law, the LLC shall advance to an Officer or Manager any expenses, including legal fees, that Officer or Manager incurs in defending any claim, demand, action, suit or proceeding (that advance to be made prior to the final disposition of that claim, demand, action, suit or proceeding), including, without limitation, claims, demands, actions, suits or proceedings with respect to which that Officer or Manager is alleged to have not met the applicable standard of conduct or is alleged to have acted or failed to act in a manner that, if those allegations were true, would not entitle that Officer or Manager to indemnification hereunder, upon receipt by the LLC of an undertaking by or on behalf of that Officer or Manager to repay that amount if it is determined that that Officer or Manager is not entitled to be indemnified as authorized in
Section 10.3.

                                   ARTICLE 11

                        NON-COMPETITION; CONFIDENTIALITY

      Section 11.1. Confidential Information.

      a. Each Member and each Principal acknowledges and agrees that (1) the "business management" industry is an intensely competitive business, (2) as a result of his, her or its association with the Grant Tani Entities, he, she or it has had access to, and is and will be in possession of, Confidential Information, all is which is of vital importance to the success of the Grant Tani Entities, Holdings, WTC and WTC's Affiliates, and (3) the use by that Member or Principal for his, her or its own account or the disclosure by any Member or Principal to any existing or potential competitor of a Grant Tani Entity, Holdings, WTC or WTC's Affiliates of Confidential Information would place the Grant Tani Entities, Holdings, WTC or WTC's Affiliates at a serious competitive disadvantage and cause irreparable harm to the business of the Grant Tani Entities, Holdings, WTC or WTC's Affiliates.

      b. Each Member and each Principal acknowledges and agrees that "Confidential Information" includes, without limitation:

            (1) trade secrets relating to the business practices of any of the Grant Tani Entities, Holdings, WTC or WTC's Affiliates and other information pertaining to the goodwill of any of the Grant Tani Entities, Holdings, WTC or WTC's Affiliates or to Clients or WTC Clients;

            (2) "non-public personal information," as that phrase is defined in
Section 509 of Title V of the Gramm-Leach-Bliley Act and Federal Regulation P promulgated thereunder by the Federal Reserve Board, of natural person Clients or WTC Clients, except that, for purposes of this Agreement, that term shall extend to all such clients, present and former. "Non-public personal information" means (i) personally identifiable client financial information, including, without limitation, information provided to, or obtained by, any of the Grant Tani Entities or Holdings, WTC or WTC's Affiliates confidentially or on a non-public basis, and (ii) any list, description or other grouping of clients (and publicly available information pertaining to them) that is derived using any personally identifiable financial information that is not publicly available;

            (3) proprietary financial products of any of the Grant Tani Entities, Holdings, WTC or WTC's Affiliates, embodying the unique trade know-how and operational methods of any of the Grant Tani Entities, Holdings, WTC or WTC's Affiliates, and, without limitation, all trade know-how, secrets, operational methods, pricing, investment policies, procedures, personnel, concepts, format, style, techniques, proprietary software, business strategies, business management strategies and other financial information, and other business affairs of any of the Grant Tani Entities, Holdings, WTC or WTC's Affiliates that are unique to any of the Grant Tani Entities, Holdings, WTC or WTC's Affiliates and are made known to or learned by that Member heretofore or hereafter; and

            (4) lists of WTC Clients.

      c. Each Member and each Principal acknowledges and agrees that (1) Confidential Information is and shall remain the sole and exclusive property of the appropriate Grant Tani Entity or Holdings, WTC or WTC's Affiliates, as the case may be, and that Member or Principal does not have and shall not have any right, title or interest therein by virtue of his or her status as an executive of the LLC or of the Management Company, a Member or a Principal and (2) Confidential Information is not readily accessible to competitors of the Grant Tani Entities, Holdings, WTC or WTC's Affiliates, as the case may be.

      d. By reason of Sections 11.1(a), (b) and (c) above, each Member and each Principal covenants that he, she or it shall not directly or indirectly reveal, divulge or make known to any Person other than any of the Grant Tani Entities, Holdings, WTC or WTC's Affiliates or use for his, her or its own account, or for the account of any Person other than the Grant Tani Entities, Holdings, WTC or WTC's Affiliates, (1) until that Member or Principal ceases to be a Member or a party to this Agreement, respectively, and for a period of five years thereafter, any Confidential Information relating to Holdings, WTC or WTC's Affiliates or WTC Clients; (2) until that Member or Principal ceases to be a Member or a party to this Agreement, respectively, and thereafter, any Confidential Information not permitted to be revealed, divulged, or made known under Holdings', WTC's, WTC's Affiliates' or any of the Grant Tani Entities' policies to comply with all applicable U.S. federal and state privacy laws in effect, including, without limitation, Title V of the Gramm-Leach-Bliley Act, the Fair Credit Reporting Act and any and all applicable regulations implementing either Act or a successor Act; and (3) until that Member or

Principal ceases to be a Member or a party to this Agreement, respectively, and for a period of five years thereafter, any Confidential Information not included in clauses (1) and (2) of this subsection.

      e. Each Principal (1) shall comply, until that Principal ceases to be a party to this Agreement, with all reasonable procedures each Grant Tani Entity, Holdings, WTC or any of WTC's Affiliates may adopt from time to time to preserve the confidentiality of the Confidential Information; (2) acknowledges that the absence of any legend indicating the confidentiality of any materials will not give rise to an inference that the contents thereof or information derived therefrom are not confidential; and (3) shall immediately following the termination of that Principal's employment with the LLC or the Management Company or membership in the LLC return to each Grant Tani Entity, Holdings, WTC or that WTC Affiliate, as the case may be, all materials that Grant Tani Entity, Holdings, WTC or any WTC Affiliate provides that Principal during the Term, all works created by that Principal or others in the course of his or her employment duties during the Term and all copies thereof. Notwithstanding the foregoing, the limitations imposed on that Principal pursuant to this Section 11.1 shall not apply to that Principal's (y) compliance with legal process or subpoena or
(z) statements in response to inquiry from a court or regulatory body; provided that, to the extent permitted by law, that Principal gives the appropriate Grant Tani Entity, Holdings, WTC or WTC's Affiliate reasonable prior written notice of that process, subpoena or request and uses reasonable efforts to obtain confidential treatment of the Confidential Information (except that, with respect to an examination by a regulatory authority with jurisdiction over any of the Grant Tani Entities, the Principal need only provide the appropriate Grant Tani Entity prompt notice that the examination will occur or is occurring).

      f. For purposes of this Section 11.1 only, a Principal shall be considered to be "a party to this Agreement" when that Principal is a Member, when one or more of that Principal's Permitted Transferees are Members or when that Principal holds a Derivative Share through Grant Tani.

      Section 11.2. Non-Competition. With respect to a natural person Principal, until the termination of a Principal's employment with the LLC, the Management Company and each of their Subsidiaries (the "Restricted Period"), that Principal shall not, for whatever reason, whether for his or her account or for the account of any other Person, without the prior written consent of the LLC and the Management Company, as a shareholder, employee, partner, member, board member, consultant, independent contractor, representative or otherwise, engage in any business competitive with any business conducted by any of the Grant Tani Entities at any time during the Restricted Period, in the Metropolitan Statistical Area of Los Angeles, California (the "Restricted Area"). Notwithstanding the foregoing, nothing herein shall prohibit that Principal from being a shareholder or equity holder in any publicly-traded entity whose business is competitive with, the business heretofore conducted, or conducted at any time during the Restricted Period and in the Restricted Area, by any of the Grant Tani Entities, as long as that Principal does not hold more than a three percent equity interest in that publicly-traded entity.

      Section 11.3. Non-Solicitation. Until one year after the date of termination of each Principal's employment with the LLC, the Management Company and each of their Subsidiaries, that Principal shall not, directly or indirectly, for whatever reason, whether for his or her own account or the account of any Person, without the prior written consent of the LLC and the Management Company:

      a. solicit, either directly or indirectly, or otherwise induce or attempt to induce any WTC Client to use the family office or business management services of any Person other than Holdings, WTC, WTC's Affiliates or the Grant Tani Entities and will otherwise treat the list of Clients as if it were Confidential Information; or

      b. solicit or hire any Person who is, or was during the 12 months prior to the time of that Principal's termination of employment, employed by or associated with a Grant Tani Entity, Holdings, WTC or a WTC Affiliate as an executive, officer, employee, manager, salesman, consultant, independent contractor, representative or other agent or induce that Person to terminate his or her employment relationship with any Grant Tani Entity or to enter into employment with any other Person.

      The restrictions set forth in Section 11.2 and this Section 11.3 shall not apply (1) to a Principal whose employment with the LLC and each of its Subsidiaries or by the Management Company is terminated by the LLC and such Subsidiaries or by the Management Company without Cause or by that Principal for Good Reason, (2) to a Principal if a Change of Control occurs and Holdings and its Permitted Transferees or its successor, as the case may be, purchase all of that Principal's LLC Interests (including his or her Derivative Share and the LLC Interests held by his or her Permitted Transferees) pursuant to the terms of
Section 7.5(a) or (3) if the LLC is liquidated and its business is not continued by a successor entity.

      Nothing in Section 11.3(a) or (b) shall permit a Principal to use Confidential Information made available by Holdings, WTC or any of WTC's Affiliates to the Grant Tani Entities (including, without limitation, WTC Client lists) for any purpose other than the pursuit of the Grant Tani Entities business objectives or those of Holdings, WTC or WTC's Affiliates.

      Section 11.4. Specific Performance.

      a. The Members and the Principals acknowledge that it is fair and reasonable that they make the covenants and undertakings set forth above, and have done so with the benefit of the advice of counsel. In addition, the Members and the Principals acknowledge that any breach or attempted breach by any of them of the provisions of this Article 11 will cause irreparable harm to Holdings, WTC, their respective Affiliates and each Grant Tani Entity, for which monetary damages will not be an adequate remedy. Accordingly, Holdings, WTC, their respective Affiliates and each Grant Tani Entity shall be entitled to apply for and obtain injunctive relief (temporary, preliminary and permanent) to restrain the breach or threatened breach of, or otherwise to specifically enforce, any provision of this Article 11, without the requirement to post a bond or provide other security. Nothing herein shall be construed as a limitation or waiver of any other right or remedy that may be available to Holdings, WTC, their respective Affiliates or a Grant Tani Entity for that breach or threatened breach. For emergency relief (including temporary and preliminary injunctive relief), an application may be made in any court of competent jurisdiction. The Members and Principals further agree that the subject matter and duration of the restrictions covered herein are reasonable in light of the facts as they exist today. If any restriction contained in this
Article 11 is deemed unreasonable by a court, it shall, to the extent permitted by applicable law, be reduced to the maximum restriction that is enforceable under such law.

      b. The restrictions set forth in Section 11.1 shall apply to Permitted Transferees who own LLC Interests.

                                   ARTICLE 12

                                CERTAIN COVENANTS

      Section 12.1. Compliance with Laws; Maintenance. The LLC and its Subsidiaries shall and the Board shall cause the LLC to comply in all material respects with all laws and regulations applicable to the LLC and its Subsidiaries (including, without limitation, all foreign, federal and state laws and regulations relating to public accountants, preparation of tax returns and investment advisers, and all foreign, federal and state laws and regulations applicable to the LLC and its Subsidiaries as an Affiliate of a bank, a thrift or a bank or thrift holding company). Without limiting the generality of the foregoing, neither the LLC nor any of its employees shall:

            a. Audit, attest, certify or compile financial information of Clients;

            b. Advertise, market, solicit or otherwise hold out the LLC or any of themselves as certified public accountants or public accountants, whether orally or in writing, in correspondence or on business cards, signs, advertisements, letterhead, publications directed to clients, financial or tax documents of Clients, or otherwise;

            c. Offer investment advice, either directly or through publications or writings, in any jurisdiction in which the LLC and the Management Company are not registered or licensed as an investment adviser or in another capacity that would allow such advice to be lawfully rendered; or

            d. Accept any referral or other fee for recommending an investment adviser, insurer, accountant, broker-dealer, trustee or other service provider to any Client.

            In addition, the LLC shall not serve as a trustee for or general partner or managing member of any Person.

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

            The LLC and its Subsidiaries shall maintain in full force and effect its limited liability company or other existence, rights and franchises and all other rights, licenses and registrations owned or possessed by them.

      Section 12.2. Business Arrangements.

            a. Holdings will cause to be provided to the LLC client related services that are available for the use of Holdings' other Affiliates, including external asset management, custom-built insurance products and marketing materials on a reasonable and fair basis and cost. Holdings will also make available the full array of support services on the same basis as are made available to Holdings' affiliated asset managers, including internal asset management, human resources, marketing, financial reporting, tax and estate planning, compliance and information technology, as the LLC may request from time to time.

            b. The LLC shall have the right to elect, on or prior to six months after the Closing Date, to have the officers and employees of the LLC and its Subsidiaries participate in some or all of WTC's then-existing employee benefit plans (other than WTC bonus or incentive plans) at the LLC's cost; provided, however, that (i) once the election to participate or not participate in a particular plan is made it cannot be changed without Holdings' written consent, which shall not be unreasonably withheld, (ii) those officers and employees are otherwise eligible to participate in those plans in accordance with their terms, and (iii) nothing herein shall entitle such an officer or employee to participate in a plan where participation is not based solely on eligibility criteria set forth in the plan. The LLC shall have a reasonable opportunity to participate in any new employee benefit plans made available to employees of WTC or its Affiliates generally.

      Section 12.3. Client Agreements. The LLC shall enter into a written agreement, in a form substantially similar to Exhibit D hereto except as that form may be revised to incorporate revisions requested by the California Department of Corporations, with each client to or for whom it provides investment advice (including suggesting investment advisers or investment managers or monitoring investments), whether by itself, as a general partner or managing member of any entity or otherwise. Neither the LLC nor any employee of the Management Company shall provide investment advice to any client who has not executed such an agreement.

                                   ARTICLE 13

                    DISSOLUTION, LIQUIDATION AND TERMINATION

      Section 13.1. No Dissolution. The LLC shall not be dissolved by the admission of additional Members in accordance with the terms hereof.

      Section 13.2. Events Causing Dissolution. The LLC shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events:

      a. The determination of the Board and the vote of Members holding 95% or more of the Membership Points;

      b. The occurrence of a Realization Event; or

      c. The entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act.

      Section 13.3. Notice of Dissolution. Upon the LLC's dissolution, the person or persons appointed to carry out the winding up of the LLC (the "Liquidating Trustee") shall promptly notify the Members of that dissolution.

      Section 13.4. Liquidation. Upon dissolution of the LLC:

      a. The proceeds of liquidation shall be distributed, as realized, in the following order and priority:

            (1) First, to the LLC's creditors, including Members who are creditors and the Liquidating Trustee, to the extent otherwise permitted by law, in satisfaction of the LLC's liabilities (whether by payment or making reasonable provision for payment thereof), other than liabilities for distributions to Members;

            (2) Next, to Members to the extent of liabilities for distributions to Members previously declared;

            (3) Next, to all Members, up to the amount of their Capital Account balances, in proportion thereto; and

            (4) The remainder, to all Members in proportion to their respective Membership Points.

      b. If the Liquidating Trustee determines that it is not feasible to liquidate all of the LLC's assets, then the Liquidating Trustee (1) shall cause the Fair Market Value of the assets not so liquidated to be determined and (2) shall distribute those assets in kind to the Members pursuant to Section 13.4(a). For purposes of that section, a distribution of any such asset in kind to a Member shall be considered a distribution of an amount equal to that asset's Fair Market Value as of the date of distribution thereof. Each such asset shall be treated as if it were sold for that Fair Market Value, and the resulting Profits or Losses shall be allocated among the Members in accordance with Article 6.

      Section 13.5. Termination. The LLC shall terminate when all of its assets, after payment of or provision for all of its debts, liabilities and obligations, have been distributed to the Members as provided for in this Article 13, and the Certificate has been canceled in the manner required by the Delaware Act.

      Section 13.6. Claims of the Members. For purposes of this Article 13, the Members shall look solely to the LLC's assets for the return of their capital contributions. If the assets of the LLC remaining after payment of or provision for all of the LLC's debts, liabilities and obligations are insufficient to return those capital contributions, the Members shall have no recourse against the LLC or any other Member.

                                   ARTICLE 14

                         REPRESENTATIONS AND WARRANTIES

      Section 14.1. Representations and Warranties of Natural Person Principals. Each Principal who is a natural person hereby represents and warrants to Holdings, the other Principals and the LLC with respect to himself or herself:

      a. He or she has full legal capacity and authority to execute, deliver and perform his or her obligations hereunder. This Agreement has been duly executed and delivered by him or her and constitutes his or her legal, valid and binding obligation, enforceable against him or her in accordance with its terms, except as may be limited by (x) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and fraudulent transfer or similar laws now or hereafter relating to creditors' rights generally or (y) general principles of equity, whether asserted in a proceeding in equity or at law.

      b. No approval, authorization, consent, license, clearance or order of, declaration or notification to, or filing, registration or compliance with, any government or regulatory authority that has not been obtained is required to permit him or her to enter into this Agreement.

      Section 14.2. Representations and Warranties of Grant Tani and Holdings. Each of Grant Tani and Holdings hereby represents and warrants to the Principals and the LLC on behalf of itself:

      a. It is an entity duly organized, validly existing and in good standing under California law in the case of Grant Tani and Delaware law in the case of Holdings, and has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now being conducted.

      b. It has all requisite corporate power and authority to execute, deliver and perform its obligations hereunder. The execution, delivery and performance hereof and the consummation of the transactions contemplated hereby have been duly approved and authorized by all necessary corporate action of Grant Tani or Holdings, as the case may be. This Agreement has been duly executed and delivered by Grant Tani or Holdings, as the case may be, and constitutes the legal, valid and binding obligation of Grant Tani or Holdings, as the case may be, enforceable against it in accordance with its terms, except as may be limited by (x) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and fraudulent transfer or similar laws now or hereafter relating to creditors' rights generally or (y) general principles of equity, whether asserted in a proceeding in equity or at law.

      c. No approval, authorization, consent, license, clearance or order of, declaration or notification to, or filing, registration or compliance with, any governmental or regulatory authority that has not been obtained is required in order to permit Grant Tani or Holdings, as the case may be, to enter into this Agreement.

      Section 14.3. Representations and Warranties of All Members. Each Member hereby represents and warrants to the LLC and each other Member and acknowledges that (1) he, she or it is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended,
(2) he, she or it has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of an investment in the LLC and making an informed investment decision with respect thereto, (3) he, she or it is able to bear the economic and financial risks of an investment in the LLC for an indefinite period of time, (4) he, she or it is acquiring an interest in the LLC for investment only and not with a view to, or for resale in connection with, any distribution to the public, (5) the LLC Interests have not been registered under the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities laws and the provisions of this Agreement have been complied with and (6) the execution, delivery and performance of this Agreement by him, her or it do not require him, her or it to obtain any consent or approval that has not been obtained, and do not contravene or result in a default under any existing law or regulation applicable to him, her or it, or any agreement or instrument to which he, she or it is a party or by which he or it is bound.

                                   ARTICLE 15

                                  MISCELLANEOUS

      Section 15.1. Amendments. Except as provided otherwise herein, any amendment to this Agreement shall be adopted and be effective as an amendment hereto if it is approved by Members holding at least 95% of the then outstanding Membership Points in writing.

      Section 15.2. Power of Attorney. Each Member hereby constitutes and appoints the LLC's President as the true and lawful representative and attorney-in-fact of that Member, in his, her or its name, place and stead, to make, execute, sign and file any amendment to the Certificate and other instruments, documents and certificates that may from time to time be required by the laws of the United States of America, the State of Delaware, any other state or country or any political subdivision or agency thereof, in which the LLC does business to effectuate, implement and continue the valid and subsisting existence or qualification to do business of the LLC or in connection with any tax returns, filings or related matters, in each case consistent with the provisions hereof. Each Member acknowledges that such appointment is coupled with an interest. The Board may at any time replace the LLC's President with another individual as attorney-in-fact if the Board determines that a replacement would be in the LLC's best interests.

      Section 15.3. Notices.

      a. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be sent as provided below:

      (1)   If to Grant Tani, to:

            Grant, Tani, Barash & Altman, Inc.
            9100 Wilshire Boulevard
            Suite 1000 West
            Beverly Hills, CA 90212
            Attention: Warren Grant

            with a copy to:

            Glassman, Browning & Saltsman, Inc.
            360 North Bedford Drive
            Suite 204
            Beverly Hills, CA 90210
            Attention: Roger Browning, Esquire

      (2)   If to Holdings, to:

            GTBA Holdings, Inc.
            Rodney Square North
            1100 North Market Street
            Wilmington, DE  19890
            Attention: David R. Gibson,
                       Executive Vice President

            with a copy to:

            GTBA Holdings, Inc.
            Rodney Square North
            1100 North Market Street
            Wilmington, DE 19890
            Attention: Gerard A Chamberlain, Esquire,
                       Vice President

      (3)   If to the LLC, to:

            Grant Tani Barash & Altman, LLC
            9100 Wilshire Boulevard
            Suite 1000 West
            Beverly Hills, CA 90212
            Attention: Warren Grant

            with a copy to:

            Glassman, Browning & Saltsman, Inc.
            360 North Bedford Drive
            Suite 204
            Beverly Hills, CA 90210
            Attention: Roger Browning, Esquire

            and a copy to:

            GTBA Holdings, Inc.
            Rodney Square North
            1100 North Market Street
            Wilmington, DE 19890
            Attention: Gerard A. Chamberlain, Esquire
                       Vice President

      (4)   If to a Principal, to that Principal's attention at:

            Grant Tani Barash & Altman, LLC
            9100 Wilshire Boulevard
            Suite 1000 West
            Beverly Hills, CA 90212

      b. All notices and other communications required or permitted hereunder addressed as provided in this Section 15.3: (1) shall be effective upon delivery if delivered personally against proper receipt and (2) shall be effective upon receipt if sent by (A) certified or registered mail with postage prepaid or (B) Federal Express or similar courier service with courier fees paid by the sender. The parties hereto may change their respective addresses for the purposes of notices to that party from time to time by a similar notice specifying a new address. No such change shall be deemed to have been given unless it has been sent and received in accordance with this Section 15.3.

      Section 15.4. Waivers. Any waiver of any term or condition or of the breach of any covenant, representation or warranty hereof in any one instance shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of that term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty. No failure or delay at any time or times to enforce or require performance of any provision hereof shall operate as a waiver of or affect in any manner a party's right at a later time to enforce or require performance of that provision or of any other provision hereof; provided that no such waiver, unless by its terms it explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provision being waived. No waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom that waiver is claimed in all other instances or for all other purposes to require full compliance.

      Section 15.5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their heirs, legal representatives, successors and assigns.

      Section 15.6. Severability. The invalidity or unenforceability of any provision hereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects by interpreting that invalid or unenforceable provision as nearly to the original meaning as possible so as to make it valid and enforceable or, if that is not possible or permitted by applicable law, by omitting that invalid or unenforceable provision.

      Section 15.7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      Section 15.8. Governing Law. This Agreement shall be construed under and governed by Delaware law, without giving effect to the choice or conflicts of law provisions thereof. Holdings hereby agrees to submit to the jurisdiction of the courts of the State of California and the courts of the United States of America located in the Central District in the State of California in any action or proceeding arising out of or relating to this Agreement. Each of the Principals, Grant Tani and the LLC hereby agrees to submit to the jurisdiction of the courts of the State of Delaware and to the courts of the United States of America located in Delaware in any action or proceeding arising out of or relating to this Agreement.

      Section 15.9. Captions. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof.

      Section 15.10. Gender. Whenever used herein, the singular number shall include the plural, the plural shall include the singular, unless the context otherwise requires, and the use of any gender shall include all genders.

      Section 15.11. Third Party Beneficiaries. No person who is not a party to this Agreement shall be entitled to any rights or benefits hereunder; provided that Holdings, WTC and their respective Affiliates, each Grant Tani Entity and each Subsidiary of a Grant Tani Entity is a third-party beneficiary of Sections 11.1, 11.2, 11.3 and 11.4.

      Section 15.12. Remedies Cumulative. The rights and remedies provided herein are cumulative, and the use of any one right or remedy by any party shall not preclude or waive its right to use any and all other remedies.

      Section 15.13. Integration. This Agreement (as it may be amended from time to time) and the exhibits and schedules hereto constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, express or implied, with respect thereto.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                              GRANT, TANI, BARASH & ALTMAN, INC.

                                              By: /s/ Warren Grant
                                                  ------------------------------
                                                  Title:

                                              GTBA HOLDINGS, INC.

                                              By: /s/ David R. Gibson
                                                  ------------------------------
                                                 Title: Executive Vice President

                                              /s/ Warren Grant            (SEAL)
                                              ----------------------------------
                                              WARREN GRANT

                                              /s/ Jane Tani               (SEAL)
                                              ----------------------------------
                                              JANE TANI

                                              /s/ Corey Barash            (SEAL)
                                              ----------------------------------
                                              COREY BARASH

                                              /s/ Howard Altman           (SEAL)
                                              ----------------------------------
                                              HOWARD ALTMAN

      By its execution below, Wilmington Trust Corporation guarantees the obligations of GTBA Holdings, Inc. under this Amended and Restated Limited Liability Company Agreement.

                                              WILMINGTON TRUST CORPORATION

                                              By: /s/ David R. Gibson
                                                  ------------------------------
                                              Name: David R. Gibson
                                              Title: Executive Vice President